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                                                                     EXHIBIT 4.1

                                    EXHIBIT A
                            AGREEMENT OF PARTNERSHIP

                                -----------------
                      MEWBOURNE ENERGY PARTNERS ___-A, L.P.

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                            AGREEMENT OF PARTNERSHIP
                      MEWBOURNE ENERGY PARTNERS ___-A, L.P.
                                TABLE OF CONTENTS

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                                        ARTICLE I
                                FORMATION OF PARTNERSHIP

Section 1.1    Formation..................................................................     1
Section 1.2    Name.......................................................................     1
Section 1.3    Business...................................................................     1
Section 1.4    Principal Office...........................................................     1
Section 1.5    Names and Addresses of Partners............................................     2
Section 1.6    Term.......................................................................     2
Section 1.7    Filings....................................................................     2
Section 1.8    Title to Partnership Property..............................................     2
Section 1.9    Conversion of General Partner Interests into Limited Partner Interests.....     2

                                       ARTICLE II
                               DEFINITIONS AND REFERENCES

Section 2.1    Defined Terms..............................................................     3
Section 2.2    References and Titles......................................................    11

                                       ARTICLE III
                                     CAPITALIZATION

Section 3.1    Capital Contributions of Investor Partners.................................    11
Section 3.2    Contributions of Managing Partner..........................................    11
Section 3.3    Return of Contributions....................................................    11
Section 3.4    Additional Contributions...................................................    11

                                       ARTICLE IV
                              ALLOCATIONS AND DISTRIBUTIONS

Section 4.1    Allocation Among Partners..................................................    12
Section 4.2    Allocations................................................................    12
Section 4.3    Distributions..............................................................    13
Section 4.4    Allocations on Transfers...................................................    14

                                        ARTICLE V
                                       MANAGEMENT

Section 5.1    Power and Authority of Managing Partner....................................    15
Section 5.2    Certain Restrictions on Managing Partner's Power and Authority.............    17
Section 5.3    Services of Managing Partner...............................................    19
Section 5.4    Liability of Managing Partner and Its Affiliates...........................    20
Section 5.5    Indemnification of Managing Partner and Its Affiliates.....................    20
Section 5.6    Reporting and Legal Expenses...............................................    22
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Section 5.7    Administrative Costs.......................................................    22
Section 5.8    Management Fee.............................................................    23
Section 5.9    Gas Marketing Fee..........................................................    23
Section 5.10   Restrictions on Certain Transactions.......................................    23
Section 5.11   Restriction on Voting Interests Held by Managing Partner...................    28
Section 5.12   Tax Elections..............................................................    29
Section 5.13   Tax Matters Partner........................................................    29

                                       ARTICLE VI
                       RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

Section 6.1    Rights of Investor Partners................................................    29
Section 6.2    Access of Investor Partners to Geophysical Data............................    30
Section 6.3    Return of Capital Contribution.............................................    30
Section 6.4    Meetings...................................................................    30
Section 6.5    Voting Rights of Investor Partners.........................................    30
Section 6.6    Conduct of Meeting.........................................................    31
Section 6.7    General Partners Not Agents................................................    31
Section 6.8    Liabilities of Partners....................................................    31

                                       ARTICLE VII
              BOOKS, RECORDS, CAPITAL ACCOUNTS, REPORTS, AND BANK ACCOUNTS

Section 7.1    Books, Records, and Capital Accounts.......................................    32
Section 7.2    Reports....................................................................    34
Section 7.3    Bank Accounts..............................................................    36

                                      ARTICLE VIII
                   ASSIGNMENT AND PURCHASE OF INTERESTS; SUBSTITUTION

Section 8.1    Assignments by Investor Partners...........................................    36
Section 8.2    Assignment by Managing Partner.............................................    38
Section 8.3    Right of Presentment.......................................................    39
Section 8.4    Notices of and Limitations on Right of Presentment.........................    40
Section 8.5    Cessation of Right of Presentment..........................................    42
Section 8.6    Removal of Managing Partner................................................    42

                                       ARTICLE IX
                DISSOLUTION, RECONSTITUTION, LIQUIDATION, AND TERMINATION

Section 9.1    Dissolution................................................................    43
Section 9.2    Covenant Not to Withdraw...................................................    44
Section 9.3    Reconstitution.............................................................    44
Section 9.4    Liquidation and Termination................................................    47

                                        ARTICLE X
      REPRESENTATIONS AND WARRANTIES OF THE MANAGING PARTNER AND POWER OF ATTORNEY

Section 10.1   Representations and Warranties of the Managing Partner.....................    49
Section 10.2   Power of Attorney..........................................................    50
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                                       ARTICLE XI
                                      MISCELLANEOUS

Section 11.1   Notices....................................................................    51
Section 11.2   Amendment..................................................................    51
Section 11.3   Partition..................................................................    52
Section 11.4   Entire Agreement...........................................................    52
Section 11.5   Severability...............................................................    52
Section 11.6   No Waiver..................................................................    52
Section 11.7   Evidence of Interest.......................................................    52
Section 11.8   Applicable Law.............................................................    52
Section 11.9   Successors and Assigns.....................................................    53
Section 11.10  Counterparts...............................................................    53
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

                            AGREEMENT OF PARTNERSHIP
                      MEWBOURNE ENERGY PARTNERS ___-A, L.P.

         THIS AGREEMENT OF PARTNERSHIP (herein called this "Agreement") dated [_____________] ___, 20__, is made by and among Mewbourne Development Corporation, a Delaware corporation ("MD" and also herein called the "Managing Partner" when acting in its capacity as Managing Partner of the Partnership), Curtis W. Mewbourne, a resident of Tyler, Texas (the "Organizational Partner"), and those persons who execute or adopt this Agreement or counterparts hereof as Investor Partners and become such (herein called the "Investor Partners"). In consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                            FORMATION OF PARTNERSHIP

         Section 1.1 Formation. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (herein called the "Partnership") pursuant to the provisions of the Delaware Act.

         Section 1.2 Name. The name of the Partnership shall be Mewbourne Energy Partners ___-A, L.P. Subject to all applicable laws, the business of the Partnership may be conducted under such other name or names (including the name of the Managing Partner) as the Managing Partner shall determine to be necessary or desirable. The Managing Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

         Section 1.3 Business. The business of the Partnership shall be the following: (a)to become a party to the Program Agreement; (b)to acquire Leases from MOC and its Affiliates and from third parties in accordance with the terms of the Program Agreement; (c)to explore, drill, develop, operate, and dispose of such Leases; (d)to produce, collect, store, treat, deliver, market, sell, or otherwise dispose of oil, gas, and related minerals from such Leases; and (e)to take all such actions which may be incidental thereto as the Managing Partner may determine. The Partnership may also purchase or acquire equipment, processing facilities, and other property associated with such Leases and acquire interests in and invest in joint ventures and other partnerships (including affiliated joint ventures or affiliated partnerships) or other entities (including corporations) that hold or are formed to acquire Leases in Prospects if, in the judgment of the Managing Partner, such acquisitions or investments are necessary or desirable to the acquisition by the Partnership of Leases in Prospects or the drilling and completion of wells thereon. In addition, the Partnership may participate in any other type of transaction relating to Leases or Prospects or the drilling and completion of wells thereon if the economic effect of such transactions is the same as the ownership of such Leases or Prospects by the Partnership.

         Section 1.4 Principal Office. The location of the principal place of business of the Partnership shall be 3901 South Broadway, Tyler, Texas 75701. The Managing Partner, at any time and from time to time, may change the location of the Partnership's principal place of business and may establish such additional place or places of business of the Partnership as the

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Managing Partner shall determine to be necessary or desirable, provided notice thereof is given to the Investor Partners within 30 days of such change or establishment. The registered office of the Partnership in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Trust Corporation.

         Section 1.5 Names and Addresses of Partners. MD is the sole Managing Partner of the Partnership and its address is 3901 South Broadway, Tyler, Texas 75701. The Organizational Partner's name is Curtis W. Mewbourne and his address is 3901 South Broadway, Tyler, Texas 75701. The name and business, residence, or mailing address of each Investor Partner will be maintained in the Partnership records. The date upon which each such person became an Investor Partner shall be the date set forth in Partnership records. The address of each Investor Partner for the purpose of receiving notices and all other communications hereunder shall be the address shown in the Subscription Agreement executed by such Investor Partner or such other address as may be supplied by such Investor Partner to the Managing Partner in the manner specified in Section 11.1.

         Section 1.6 Term. The Partnership shall commence upon the completion of filing for record of an initial Certificate of Limited Partnership for the Partnership in accordance with the Delaware Act and shall continue until terminated in accordance with Article IX.

         Section 1.7 Filings. Upon the request of the Managing Partner, the parties hereto shall immediately execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Managing Partner to accomplish all filing, recording, publishing, and other acts appropriate to comply with all requirements for the formation and operation of a limited partnership under the laws of the State of Delaware and for the formation, qualification, and operation of a limited partnership (or a partnership in which the Investor Partners have limited liability) in all other jurisdictions where the Partnership shall propose to conduct business.

         Section 1.8 Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold its assets in its own name, except that its interests in Leases may be held in the name of the Program Manager as contemplated by the Program Agreement.

         Section 1.9 Conversion of General Partner Interests into Limited Partner Interests. As soon as practicable after the completion of the Partnership's drilling activities, the Interests held by the General Partners will be converted to Limited Partner Interests. In order to accomplish such conversion, the Managing Partner will (a) file an amended certificate of limited partnership with the Secretary of State of the State of Delaware removing the General Partners as general partners of the Partnership and (b)take such other actions as are necessary or appropriate to accomplish conversion of the General Partner Interests held by the General Partners to Limited Partner Interests. Notwithstanding the foregoing, the Managing Partner shall not be obligated to cause the conversion of the General Partner Interests held by the General Partners to Limited

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Partner Interests, or may delay such conversion, if the Managing Partner determines that such conversion at that time would not be in the best interests of the Investor Partners or the Partnership; provided that if the Managing Partner determines that such conversion would not be in the best interests of the Investor Partners or the Partnership, the insurance coverage limits, including umbrella policy limits, will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. If conversion is so delayed, the Managing Partner will continue to have the power and authority to cause such conversion at any time during the term of the Partnership if the Managing Partner determines that conversion is in the best interests of the General Partners and the Partnership. Upon filing the amended certificate of limited partnership reflecting the conversion of the General Partner Interests held by General Partners to Limited Partner Interests, the conversion will be effective and thereafter each General Partner will have the rights and obligations of a Limited Partner and will be entitled to limited liability to the extent provided by the Delaware Act; provided that those General Partners will remain liable to the Partnership for their proportionate shares of Partnership obligations and liabilities arising prior to the conversion of their General Partner Interests to Limited Partner Interests.

                                   ARTICLE II
                           DEFINITIONS AND REFERENCES

         Section 2.1 Defined Terms. When used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

         "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing Partner or its Affiliates for the conduct of the administration of the Partnership or the Drilling Program, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing, and other items of a similar nature.

         "Adjusted Capital Account" shall mean the capital account maintained for each Partner as provided in Section 7.1(c) as of the end of each fiscal year, (a) increased by (i) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with Treasury Regulation 1.704-2(g), and (ii) the amount of Partnership indebtedness allocable to such Partner under Section 752 of the Code with respect to which such Partner is personally liable, and (b) reduced by (i) depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account as provided in
Section 7.1(c), (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Section 704(e)(2) or 706(d) of the Code and Treasury regulation 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Partner to the extent that they exceed offsetting increases in such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

         "Affiliate" shall mean with respect to another person, (a) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of or equity interests in such other person; (b) any person 10% or more of whose outstanding voting securities or equity interests are directly or indirectly owned, controlled, or held with power to vote by such other person; (c) any person directly or indirectly controlling,

                                      A-3
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controlled by, or under common control with such other person; (d) any employee, officer, director, or partner of such other person; and (e) any company for which any such officer, director, or partner acts in any such capacity. For purposes of this Agreement an Affiliate of MD shall include Affiliated Programs.

         "Affiliated Program" shall mean a drilling, producing property, income, royalty, or other program (whether in the form of a partnership, joint venture, or otherwise) for or of which the Managing Partner or an Affiliate thereof serves as manager or managing partner or acts in a similar capacity.

         "Agreement" shall mean this Agreement of Partnership, as amended from time to time.

         "Base Rate" shall mean an effective rate per annum equal to the lesser of the following rates of interest (a)the highest rate of interest publicly announced from time to time by Bank of America of Texas, N.A., Tyler, Texas, as its prime rate for its largest and most credit worthy domestic corporate customers for 90 day unsecured loans, plus 1%, or (b)the "Maximum Legal Rate." The term "Maximum Legal Rate" means the maximum rate of interest from time to time permitted to be contracted for, charged, or collected by the specified recipient under any laws from time to time applicable to the indebtedness of the payor to the recipient with respect to the amounts subject to such Base Rate.

         "Capital Contribution" shall mean for any particular Partner the total dollar amount of the contribution to the capital of the Partnership made by such Partner.

         "Capital Contributions" shall mean the aggregate amount of the Capital Contribution paid by all Partners to the Partnership.

         "Capital Expenditures" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

         "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Drilling Program and generally attributable to the goods and services provided to the Drilling Program by parties other than the Managing Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as Organization and Offering Expenses. Direct Costs include Reporting and Legal Expenses and may include the cost of services provided by the Managing Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with the terms set forth under Section 5.7 hereof.

         "Drilling Program" shall mean the drilling program to be conducted by the Partnership, MOC, and MD pursuant to the Program Agreement and the rights, interests, and properties of MD and the Partnership under or subject to the Program Agreement.

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         A "farmout" shall mean an agreement whereby the owner of the Lease agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage, or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

         "General Partner" shall mean each person who executes or adopts this Agreement or a counterpart hereof as a General Partner and is accepted by the Managing Partner as such and any person who becomes a substituted General Partner in accordance with the terms hereof. General Partner shall not include the Managing Partner except to the extent that the Managing Partner owns General Partner Interests.

         "General Partner Interest" shall mean a General Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

         "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

         "Independent Expert" shall mean a person with no material relationship to the Managing Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic, and engineering information available to the Managing Partner.

         "Interest" shall mean an Investor Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

         "Investor Partners" shall mean the General Partners and the Limited Partners and shall not include the Managing Partner, except to the extent that the Managing Partner owns Interests.

         "Lease" shall mean an oil and gas lease or an oil, gas, and mineral lease; a Working Interest; an interest (including certain non-consent interest) arising under a pooling order or operating agreement; an interest acquired under a farmout; operating rights under governmental tracts; a mineral interest, royalty, or other interest in and to oil, gas, and related hydrocarbons (or a contractual right to acquire or earn such an interest) or an undivided interest therein or portion thereof (including those covering only certain Horizons or depths), together with all easements, permits, licenses, servitudes, and rights-of-way situated upon or used or held for future use in connection with the exploration, development, or operation of such interest.

         "Lease Acquisition Costs" shall mean, when used to describe the costs of any Lease, the sum of (a) all monetary consideration paid or given for such Lease to a non-Affiliate of the Managing Partner, including but not limited to lease bonuses and advance rentals paid to a non-Affiliate of the Managing Partner, (b) all costs of lease acquisition and title examination, including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of such Lease, (c) all delay rentals and other similar payments and ad valorem taxes paid with respect to such Lease, (d) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all reasonable,

                                      A-5
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necessary, and actual costs and expenses of MD or its Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and Prospect evaluation including such costs and expenses which could otherwise be classified hereunder as Administrative Costs,
(e) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests, (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through (e) above calculated from the date of their incurrence until the date of their reimbursement by the Drilling Program at the time a Lease is acquired by the Drilling Program, and (g)with respect to Leases held on the date hereof by or acquired thereafter by MD or an Affiliate thereof, in which an interest is transferred to the Participants pursuant to the Program Agreement, the costs of such transfer; provided that the expenses described in clauses (c), (d), (e), and (f) shall have been incurred by MOC or its Affiliates not more than 36 months prior to the acquisition by the Drilling Program of such Lease; and provided further, that such time limitation shall not be applicable to Leases having a primary term of five or more years. Lease Acquisition Costs of a Lease shall not include any costs or expenses otherwise allocable herein to such Lease and which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

         "Limited Partner" shall mean each person who executes or adopts this Agreement or a counterpart hereof as a Limited Partner and is accepted by the Managing Partner as such and any person who becomes a substituted Limited Partner in accordance with the terms hereof. Limited Partner shall not including the Managing Partner, except to the extent that the Managing Partner owns Limited Partner Interests.

         "Limited Partner Interest" shall mean a Limited Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

         "Majority in Interest" shall mean, with respect to any agreement or vote of the Investor Partners, Investor Partners whose combined Interests, at the time of determination thereof, exceed 50% of the total Interests held of record by Investor Partners who are eligible to participate in such agreement or vote.

         "Management Fee" shall have the meaning assigned to such term in
Section 5.8.

         "Managing Partner" shall mean MD which will serve as the initial managing partner of the Partnership, and any person who becomes a substituted Managing Partner in accordance with the terms hereof.

         "Minimum Gain" shall mean the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to non-recourse liabilities of the Partnership in full satisfaction of such liabilities, computed in accordance with the provisions of Treasury regulation 1.704-2(b)(2).

         "MOC" shall mean Mewbourne Oil Company, a Delaware corporation.

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         "Operating Agreement" shall mean a Model Form Operating Agreement based upon the American Association of Petroleum Landmen Form 610-1989 and among the other attached exhibits thereto, an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America, each of which containing modifications that are customary and usual for the geographic area in which the Partnership intends to conduct operations.

         "Operating Costs" shall mean all expenditures made and costs incurred in producing and marketing oil and gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges, and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

         "Organization and Offering Expenses" means all costs and expenses incurred by the managing partner and its affiliates in connection with the organization of a partnership and a drilling program, the registration of the interests for offer and sale under applicable federal and state securities laws, and the offer and sale of the interests. Organization and Offering Expenses include, without limitation, fees paid to persons performing due diligence examinations or otherwise acting in relation to a partnership or the managing partner with respect to the offering and sale of the interests and all expenses reasonable for the managing partner and its affiliates incurred in assisting with the distribution of the interests or such due diligence. Organization and Offering Expenses shall not include any costs and expenses that might be categorized as any of the foregoing but that are included as sales commissions or due diligence fees.

         "Organizational Partner" shall mean Curtis W. Mewbourne, a resident of Tyler, Texas, who has agreed to serve as an initial limited partner.

         "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified Lease or Leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

         "Partners" shall mean the Managing Partner and the Investor Partners.

         "Partnership" shall have the meaning assigned to such term in Section 1.1.

         "Partnership Year" shall mean a period of one year with the first Partnership Year commencing as of the date the Investor Partners are first admitted to the Partnership and ending immediately prior to the anniversary of such date and with each succeeding Partnership Year commencing as of the anniversary of such date and ending immediately prior to the next succeeding anniversary date.

         "person" shall refer to any natural person, partnership, corporation, association, trust, or other legal entity.

         "Production Purchase or Income Program" shall mean any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, Working Interests, royalties, or production payments. A program which

                                      A-7
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spends at least 90% of Capital Contributions and funds borrowed (excluding
Organization and Offering Expenses) in the above described activities is presumed to be a Production Purchase or Income Program.

         "Program Agreement" shall mean the Program Agreement by and among the Partnership, MD, and MOC.

         "Program Manager" shall mean MOC and any person who becomes the successor Program Manager in accordance with the Program Agreement.

         "Program Well" shall mean any oil and gas well in which the Participants have an interest pursuant to the Program Agreement.

         "Prospect" shall mean an area covering lands which, in the opinion of the Program Manager, contains subsurface structural or stratigraphic conditions making it susceptible to the accumulation of oil or gas in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Program Manager in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated oil and gas reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves.

         "Proved Reserves" shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status or development, Proved Reserves will be subdivided into the following classifications and have the following definitions.

                  (a) "Proved Developed Reserves" shall mean Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                  (i) "Proved Developed Producing Reserves," which are Proved Developed Reserves which are expected to be produced from existing completion intervals now open for production in existing wells; and

                  (ii) "Proved Developed Non-Producing Reserves," which are Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making oil and gas available for production is relatively small compared to the cost of a new well.

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         Additional oil and gas expected to be obtained through the application of improved recovery techniques are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production that increased recovery will be achieved.

         (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved Reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

         "Reconstituted Partnership" shall mean the Partnership, as reconstituted by a Majority in Interest of the Investor Partners pursuant to
Section 9.3.

         "Reporting and Legal Expenses" shall mean all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to the Drilling Program's or the Partnership's business.

         "Right of Presentment" shall mean the right of Investor Partners to request the Managing Partner to purchase for cash all of that Investor Partner's Interests, subject to certain conditions.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving securities of any Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                  (i)      voting rights;

                  (ii)     the term of existence of the Partnership;

                  (iii)    Sponsor compensation; or

                  (iv)     the Partnership's investment objectives.

         "Roll-Up Entity" shall mean a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sharing Ratio" shall mean for any Partner the proportion obtained by dividing (i) the amount of such Partner's Capital Contribution to the Partnership by (ii) the sum of all Capital Contributions paid by the Partners to the Partnership; provided that in the event of an assignment (voluntarily, by operation of law or this Agreement, or otherwise) by an Investor Partner of Interests in the Partnership (other than an assignment solely of an interest in distributions of Partnership revenues), the Sharing Ratio of such Investor Partner shall be proportionately reduced, based upon the number of Interests assigned compared to the total number of Interests owned by such Investor Partner prior to such assignment, and the assignee of such Interests shall succeed to a proportionate share of the Sharing Ratio of his assignor that is attributable to the Interests transferred to such assignee.

         "Simulated Basis" shall have the meaning assigned to such term in
Section 7.1(c).

         "Simulated Depletion" shall have the meaning assigned to such term in
Section 7.1(c).

         "Simulated Gain" shall have the meaning assigned to such term in
Section 7.1(c).

         "Simulated Loss" shall have the meaning assigned to such term in
Section 7.1(c).

         "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any person who will manage or is entitled to manage or participate in the management or control of the Partnership. "Sponsor" includes the Managing Partner and any other person who actually controls or selects any person who controls 25% or more of the exploratory, developmental, or producing activities of the Partnership, or any segment thereof, even if that person had not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Interests. Whenever the context of this Agreement so requires, the term "Sponsor" shall be deemed to include Affiliates of the person deemed to be a Sponsor.

         "Subscription Agreement" shall mean, with respect to an Investor Partner, the subscription agreement executed and delivered by such Investor Partner in connection with his subscription to purchase Interests and containing certain representations, warranties, covenants, and agreements of such Investor Partner.

         "Super Majority in Interest" shall mean, with respect to any agreement or vote of Investor Partners, Investor Partners whose combined Interests, at the time of the determination thereof, exceed 66% of the total Interests held by Investor Partners who are eligible to participate in such agreement or vote.

         "Valuation Date" shall mean for purposes of the exercise of the Right of Presentment granted to Investor Partners pursuant to Section 8.3, December 31 of the year immediately preceding the year in which the Right of Presentment is being exercised.

         "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

         Section 2.2 References and Titles. All references in this Agreement to articles, sections, subsections, and other subdivisions refer to corresponding articles, sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                                   ARTICLE III
                                 CAPITALIZATION

         Section 3.1 Capital Contributions of Investor Partners. Each subscriber shall be accepted as an Investor Partner only after (a) such subscriber has deposited or has had deposited on its behalf in a segregated escrow account at Regions Bank - Tyler, or another federally insured institution designated by MD, the full amount of the Capital Contribution of such subscriber in cash and (b) the Managing Partner has approved and accepted the Subscription Agreement executed by such subscriber. By executing and delivering the Subscription Agreement, upon its acceptance, each Investor Partner shall be irrevocably committed to contribute to the capital of the Partnership the amount stated in such Investor Partner's Subscription Agreement as the Capital Contribution of such Investor Partner. If the sum of Subscription Agreements committed and accepted at or prior to the end of the subscription period is at least $1,000,000, the Managing Partner may cause all subscribers who have been approved by the Managing Partner to be admitted to the Partnership as Limited Partners or General Partners, and the Capital Contributions shall be paid to the Partnership. If less than $1,000,000 of Subscription Agreements shall have been committed by the Investor Partners and accepted at the end of the subscription period, the amount of the subscriptions paid by each subscriber shall be returned with any interest earned thereon.

         Section 3.2 Contributions of Managing Partner. The Managing Partner shall not be required to make any contribution to the capital of the Partnership. Although the Managing Partner is personally liable under applicable laws for the debts and obligations of the Partnership, all such debts and obligations shall be paid or discharged first with Partnership assets (including insurance proceeds) before the Managing Partner shall be obligated to pay or discharge any such debt or obligation with its personal assets.

         Section 3.3 Return of Contributions. Except as otherwise provided in this Agreement, no interest shall accrue on any Capital Contributions to the Partnership. No Partner shall have the right to withdraw or to be repaid any capital contributed by such Partner except as otherwise specifically provided in this Agreement or required by law.

         Section 3.4 Additional Contributions. No Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in Section 3.1 hereof or (b) to lend any funds to the Partnership. The Interests are nonassessable; however, General

Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with the Delaware Act.

                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

         Section 4.1 Allocation Among Partners. Except as provided in Section
4.2 below, each Partner shall share Partnership items of costs, expenditures, deductions (other than depletion), credits, income, revenues, gain, loss, and distributions allocated, charged, or credited to the Partners hereunder in accordance with the proportion that the Sharing Ratio of such Investor Partner bears to the aggregate Sharing Ratios of all Partners.

         Section 4.2 Allocations.

                  (a) Except as provided in subsections (b) through (f) below, all costs and revenues (including without limitation, revenues derived by the Partnership from, and distributed to the Partnership by, the Drilling Program) of the Partnership and all items of income, gain, amount realized, loss, deduction, recapture, and credit for purposes of any applicable federal, state, or local income tax law, rule, or regulation shall be allocated to the Partners in accordance with their respective Sharing Ratio.

                  (b) All costs incurred by the Partnership in connection with the performance of any special services requested by a Partner and any tax deductions relating thereto shall be allocated 100% to the Partner requesting such services.

                  (c) All interest income directly or indirectly resulting from the investment of the Investor Partners' Capital Contributions following the payment thereof to the Partnership shall be allocated 100% to the Investor Partners, and shall be allocated among such Investor Partners proportionately based on each Investor Partner's respective cash contributions actually paid to the Partnership.

                  (d) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is or would be (in the case of nonproducing properties) subject to depletion (herein sometimes called "depletable property") shall be computed separately by the Partners rather than the Partnership. For purposes of making such computations the Partnership's adjusted basis in each depletable property shall be allocated under Section 613A(c)(7)(D) of the Code to the Partners in accordance with their respective Sharing Ratio. The amount realized on the sale or other disposition of each such property shall be allocated to the Partners in proportion to each Partner's respective share of the revenues from the sale or other disposition of such property provided for in Section 4.2(a). For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal income tax purposes and which are attributable to Partnership indebtedness or indebtedness to which the depletable property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership revenues used for the repayment of such indebtedness would have been allocated under Section 4.2(f).

                  (e)      Notwithstanding any other provision of this Section
4.2 to the contrary, if during any taxable year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner (the "Deficit Partner") would cause or increase a deficit balance in the Deficit Partner's Adjusted Capital Account as of the end of such taxable year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Deficit Partner and the remaining loss or deduction shall be allocated to the Partners whose Adjusted Capital Accounts have positive balances remaining at such time in proportion to such positive balances. After any such allocation, any Partnership income or gain (or amount realized in excess of Simulated Basis) that would otherwise be allocated to the Deficit Partner for any fiscal year under this Section 4.2 which is in excess of the cash distributions to the Deficit Partner for such fiscal year shall be allocated instead to the Partners to whom the Deficit Partner's share of losses and deductions were allocated under the preceding sentence until the amount of such income or gain (or amount realized) so allocated equals the amount of loss or deduction previously so allocated to such other Partner.

                  (f)      Notwithstanding the foregoing provisions of this
Section 4.2, prior to making any other allocation under this Section 4.2, the Partnership shall allocate the following items of income to the Partners:

                           (i)      Pursuant to section 1.704-2(f) of the
Treasury Regulations (relating to minimum gain chargebacks), if there is a net decrease in Minimum Gain for such year (or if there was a net decrease in Minimum Gain for a prior fiscal year and the Partnership did not have sufficient amounts of profit during prior years to allocate among the Partners under this
Section 4.2(f)(1), then items of Partnership income or revenue shall be allocated, before any other allocation is made pursuant to the preceding provisions of this Section 4.2 for such year, to each Partner in an amount equal to such Partner's share of the net decrease in such minimum gain (as determined under section 1.704-2(g)(2) of the Treasury Regulations).

                           (ii)     Pursuant to section 1.704-1(b)(2)(ii)(d) of
the Treasury Regulations (relating to "qualified income offsets"), items of Partnership income or revenue shall be allocated, before any other allocation is made pursuant to the preceding provisions of this Section 4.2 for such year, among the Partners with deficit balances in their Adjusted Capital Accounts (as determined, after giving effect to all adjustments attributable to the allocations provided for in Section 4.2(f)(1) hereof and as increased by any amounts which such Partner is deemed obligated to restore under sections 1.704-1 and 1.704-2 of the Treasury Regulations but before giving effect to any adjustment attributable to other allocations provided for in succeeding provisions of this Section 4.2) in amounts and the manner sufficient to eliminate such deficit balances as quickly as possible.

         Section 4.3 Distributions.

                  (a) All interest earned by the Partnership as the result of the investment of the Partners' Capital Contributions following the payment thereof to the Partnership shall be distributed periodically to the Partners at such time or times as the Managing Partner shall in its discretion determine.

                  (b) At least quarterly, all cash funds of the Partnership (other than interest as described in Section 4.3(a) above, borrowed funds, if any, and Capital Contributions) which the Managing Partner reasonably determines are not needed for the payment of existing or anticipated Partnership obligations and expenditures shall be distributed to the Partners. All cash funds of the Partnership to be distributed to the Partners shall be distributed to the Partners in the same respective percentages as the revenues from which such cash funds are derived are allocated to such Partners pursuant to Section
4.2 (after deducting therefrom the costs charged to such Partners pursuant to Section 4.2). In addition to restrictions set forth in Section 5.2(a), in no event, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determinations of such revenues and costs shall be made in accordance with generally accepted accounting principles consistently applied. Cash distributions from the Partnership to the Managing Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing Partner's account.

                  (c) Any distribution in liquidation of a Partner's interest in the Partnership other than pursuant to Section 8.3, Section 8.6,
Section 9.3, or Section 9.4 shall be in an amount of cash or fair market value of property equal to the positive capital account balance of such Partner at the time his interest is liquidated, after such capital account balance has been adjusted in accordance with Section 7.1(c) and the applicable Treasury Regulations under Section 704(b) of the Internal Revenue Code and shall be made by the later of (i) the end of the Partnership taxable year in which such liquidation occurs or (ii) 90 days after the date of such liquidation. No Partner with a deficit balance in his or its capital account after a distribution in liquidation of such Partner's interest in the Partnership shall be liable to the Partnership for such deficit balance.

                  (d) In the event an amount of Partnership funds equal to the total Capital Contributions of the Partners has not been expended or committed for expenditure within 12 months after the admission of the Investor Partners to the Partnership, the Managing Partner shall distribute, as a return of capital, to the Partners, proportionately in accordance with their respective Sharing Ratios as of the date of the Investor Partners' admission to the Partnership, the amount of such unexpended and uncommitted Partnership funds (together with a proportionate amount of the Management Fees), after deducting therefrom an amount that the Managing Partner reasonably determines will be equal to the operating capital to be required by the Partnership that will not be provided by anticipated revenues from Partnership operations.

         Section 4.4 Allocations on Transfers. In the event of an assignment of a Partner's interest in the Partnership pursuant to Article VIII, deductions, credits, and income of the Partnership for federal, state, and local income tax purposes shall, unless otherwise required by applicable Treasury Regulations, be allocated between the assignor and assignee based on the number of days of the year during which each party owned such interest.

                                    ARTICLE V
                                   MANAGEMENT

         Section 5.1 Power and Authority of Managing Partner. The Partners hereby designate MD as the Managing Partner of the Partnership and, except as provided by Section 5.2 and elsewhere in this Agreement and except as otherwise provided by applicable law, hereby delegate to the Managing Partner full and exclusive power and authority on behalf of the Partnership to manage, control, administer, and operate the properties, business, and affairs of the Partnership and to do or cause to be done any and all acts deemed by the Managing Partner to be necessary or appropriate thereto. The scope of such power and authority shall encompass all matters in any way connected with such business or incident thereto, including without limitation, the power and authority:

                  (a) To enter into the Program Agreement and to purchase or otherwise acquire on behalf of the Partnership Leases as provided in the Program Agreement;

                  (b) To purchase or otherwise acquire other real or personal property of every nature considered necessary or appropriate to carry on and conduct the business of the Partnership;

                  (c) To borrow monies for the business of the Partnership and from time to time to draw, make, execute, and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; to secure the payment of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of the property of the Partnership; to assign any monies owing or to be owing to the Partnership; and to engage in any other means of financing customary in the oil and gas industry; provided that any such financing shall provide that the lender has recourse only against Partnership assets and not against any Investor Partner individually;

                  (d) To enter into any agreement for the sharing of profits, joint venture, or partnership with any person, firm, corporation, or government or agency thereof engaged in any business or transaction in which the Partnership is authorized to engage, or any business or transaction capable of being conducted, so as to directly or indirectly benefit the Partnership, and to cause the obligations of the Partnership thereunder to be performed;

                  (e) To explore and prospect by geological, geophysical, or other methods for the location of anomalies or other indications favorable to the accumulation of oil and gas, including specifically the power to contract with third parties for such purposes;

                  (f) To maintain, explore, develop, operate, manage, and defend Partnership property and to drill, test, plug and abandon or complete and equip, rework, and recomplete any number of wells on Partnership Leases for the production of oil and gas located thereunder, and to contract with third parties for such purposes, to carry out a program or programs of secondary recovery on Partnership property, and to do any and all other things necessary or appropriate to carry out the terms and provisions of this Agreement which would or might be done by a normal and prudent operator in the exploration, development, operation, and management of its own property, including without limitation, making consent or non-consent elections under any applicable joint operating agreement;

                  (g) To enter into and execute leases, drilling contracts, farmout agreements, farmin contracts, dry and bottom hole and acreage contribution letters, participation agreements, and any other agreements customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, agreements as to rights-of-way and any and all other instruments or documents considered by the Managing Partner to be necessary or appropriate to carry on and conduct the business of the Partnership, for such consideration and on such terms as the Managing Partner in its sole discretion may determine, and to cause the obligations of the Partnership thereunder to be performed;

                  (h) To sell the production accruing to the Leases acquired by the Partnership and to execute gas sales contracts, casinghead gas contracts, transfer orders, division orders, or any other instruments in connection with the sale of production from the Partnership's interest in any property;

                  (i) To farmout, sell, assign, convey, or otherwise dispose of, for such consideration and upon such terms and conditions as the Managing Partner in its sole discretion may determine, all or any part of the Partnership property, any interest therein, or any interest payable therefrom, and in connection therewith to execute and deliver such deeds, assignments, and conveyances containing such warranties as the Managing Partner may determine;

                  (j) To employ on behalf of the Partnership agents, employees, managers, consultants, accountants, lawyers, geologists, geophysicists, engineers, landmen, clerical help, and such other assistance and services as the Managing Partner may deem proper and to pay therefor such remuneration and compensation as the Managing Partner may deem reasonable and appropriate;

                  (k) To purchase, lease, rent, or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient, or advisable in connection with carrying on the business of the Partnership, and to incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the Partnership;

                  (l) To pay delay rentals, shut-in royalty payments, property taxes, and any other amounts necessary or appropriate to the maintenance or operation of any Partnership property;

                  (m) To make and enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the Managing Partner may deem advisable or appropriate;

                  (n) To procure and maintain in force such insurance as the Managing Partner shall deem prudent to serve as protection against liability for loss and damage which may be occasioned by the activities to be engaged in by the Partnership and the Managing Partner on behalf of the Partnership; provided, however, that the Managing Partner shall notify the Investor

Partners of any adverse material reduction in the insurance coverage of the Partnership as soon as possible after learning of such change and if possible at least 30 days in advance of the change in insurance coverage, and in the event that the insurance procured and maintained on behalf of the Investor Partners is materially reduced, the Partnership will halt all drilling activity until such time as comparable replacement insurance coverage is obtained;

                  (o) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise on behalf of the Partnership, upon such terms as the Managing Partner may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action, or claim, including a suit or claim for taxes, in favor of or against the Partnership;

                  (p) To quitclaim, assign, convey, surrender, release, or abandon any Partnership property with or without consideration therefor;

                  (q) To make such classifications, determinations, and allocations as the Managing Partner may deem advisable, having due regard for any relevant generally accepted accounting principles;

                  (r) To enter into soliciting dealer agreements and to perform all of the Partnership's obligations thereunder, to issue and sell Interests pursuant to the terms and conditions of this Agreement and the Subscription Agreements, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Investor Partners;

                  (s) To take such action as may be necessary for the safekeeping of all funds and assets of the Partnership, whether or not within the Managing Partner's control and to employ, or permit another person to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership; and

                  (t) To take such other actions, execute and deliver such other documents, and perform such other acts as may be deemed by the Managing Partner to be appropriate to carry out the business and affairs of the Partnership.

         In accomplishing all of the foregoing and except as otherwise provided in this Agreement, the Managing Partner may, in its sole discretion, use its own personnel, properties, and equipment or those of any of its Affiliates (subject to Section 5.10); or the Managing Partner may hire or rent those of third parties and may employ on a temporary or continuing basis outside accountants, attorneys, consultants, and others on such terms as the Managing Partner deems advisable. No person, firm, or corporation dealing with the Partnership shall be required to inquire into the authority of the Managing Partner to take any action or make any decision.

         Section 5.2 Certain Restrictions on Managing Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, the Managing Partner shall not have the power or authority to, and shall not do, perform, or authorize any of the following:

                  (a) Borrow any money in the name or on behalf of the Partnership or otherwise do any of the acts or things provided in Section 5.1(c) if the total amount of the borrowings or financings then outstanding made by the Managing Partner on behalf of the Partnership (including the amount outstanding under the Partnership's reimbursement obligation under Section 5.6) would exceed an amount equal to 20% of the Capital Contributions of the Investor Partners; provided, however, that the terms of any such financing shall provide that the lender has recourse only against Partnership assets and not against any Investor Partner individually; provided further, that the Managing Partner may borrow monies in the name and on behalf of the Partnership even if the Capital Contributions of the Partners have not yet been fully expended or committed for expenditure;

                  (b) Without having first received the prior consent of a Super Majority in Interest of the Investor Partners, cause the Partnership to participate in a proposed Roll-Up transaction; provided, however, the participation of the Partnership in a proposed Roll-Up transaction shall be subject to the restrictions set forth in Section 5.10(j);

                  (c) Except for a sale of all or substantially all of the assets of the Partnership by the Managing Partner acting in its capacity as liquidator made in connection with the liquidation and termination of the Partnership as such is contemplated in Section 9.4, without having first received the prior consent of a Majority in Interest of the Investor Partners, sell all or substantially all of the assets of the Partnership other than in the ordinary course of business;

                  (d) Without having first received the prior consent of a Majority in Interest of the Investor Partners, assign the rights or obligations of the Partnership, or, except as otherwise provided in the Program Agreement, consent to the assignment by the Managing Partner or any Affiliate thereof of its rights or obligations under the Program Agreement, prior to the substantial completion of the drilling activities of the Partnership;

                  (e) Without having first received the prior consent of a Majority in Interest of the Investor Partners, agree to the termination or amendment of the Program Agreement or waive any rights of the Partnership thereunder, except for amendments to the Program Agreement which the Managing Partner believes are necessary or advisable to ensure that the Program Agreement conforms with any changes in or modifications to the Code or do not adversely affect the Investor Partners in any material respect;

                  (f) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any other person;

                  (g) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

                  (h) Use the Partnership name, credit, or property for other than Partnership purposes;

                  (i) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not primarily benefit the Partnership, including without limitation, the commitment of future production or the utilization of funds of the Partnership as compensating balances for its own benefit;

                  (j) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing Partner and Affiliates thereof and the Partnership;

                  (k) Invest Partnership funds in the securities of another person except in the following instances:

                           (i)      investments in working interests or
undivided lease interests made in the ordinary course of the Partnership's business;

                           (ii)     temporary investments made in compliance
with Section 7.3;

                           (iii)    investments involving less than 5% of
program capital which are a necessary and incidental part of a property acquisition transaction; and

                           (iv)     investments in entities established solely
to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited; or

                  (l)      Take any action that will:

                           (i)      cause the Partnership to participate in any
other partnership or joint venture that will result in a duplication or unreasonable increase in the amount of costs and expenses of the Partnership;

                           (ii)     Substantively alter the fiduciary and
contractual relationship between the Managing Partner and the Investor Partners as such exists pursuant to this Agreement; or

                           (iii)    diminish the voting rights hereunder of the
Investor Partners.

         Section 5.3 Services of Managing Partner. During the existence of the Partnership, the Managing Partner shall devote such time and effort to the Partnership business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners; however, it is specifically understood and agreed that the Managing Partner shall not be required to devote full time to Partnership business, and the Managing Partner and its Affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation, the acquisition, ownership, exploration, development, operation, and management of oil and gas properties for themselves and other persons and the organization and management of other partnerships and joint ventures similar to the Partnership, and neither the Partnership nor any Investor Partner shall by virtue of this Agreement or the law of partnership opportunity have any right, title, or interest in or to such independent ventures. It is specifically recognized that the Managing Partner and its Affiliates are currently engaged in the exploration for and production of oil and gas both for their account and for others, and nothing herein contained shall be deemed to prevent any of them from continuing such activities, individually, jointly with others, or as a part of any other partnership or joint venture to which any of them is or may become a party, in any locale, and in fields or areas of operation in which the Partnership may likewise be active, or from dealing with the Partnership as an independent party, nor as requiring any of them to permit the Partnership to participate in any such operations in which any of them may be interested and each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. However, except as otherwise provided herein, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

         Section 5.4 Liability of Managing Partner and Its Affiliates. Neither the Managing Partner nor any of its Affiliates shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction performed or omitted by the Managing Partner or such Affiliate, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the course of conduct or omission was in the best interests of the Partnership, the Managing Partner or such Affiliate was acting on behalf of or performing services for the Partnership, and that such conduct or omission did not constitute negligence or misconduct.

         Section 5.5 Indemnification of Managing Partner and Its Affiliates.

                  (a) The Partnership shall indemnify the Managing Partner and its Affiliates against any losses, judgments, liabilities, expenses, and settlements sustained or incurred by the Managing Partner or such Affiliate as a result of any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such a claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding and which in any such case relates or which otherwise arises from or is attributable to any acts, omissions, or operations performed or omitted by the Managing Partner or its Affiliates acting on behalf of or performing services for the Partnership that are within the scope of its authority as set forth in this Agreement or the Program Agreement or which otherwise relates to the activities and business affairs of the Partnership; provided that the Managing Partner has determined in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interests of the Partnership and that the conduct or omission did not constitute negligence or misconduct.

                  (b) Notwithstanding anything to the contrary contained in Sections 5.4 and 5.5(a), neither the Managing Partner, its Affiliates, nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee and the court approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, and all state securities regulatory authorities in which

Interests in the Partnership were offered or sold as to indemnification for violations of securities laws.

                  (c) The Partnership may purchase and maintain insurance on behalf of the Managing Partner and its Affiliates against any liabilities asserted against or expenses incurred by the Managing Partner and its Affiliates in connection with Partnership or Drilling Program activities, provided that the Partnership shall not incur the cost of that portion of any insurance, which insures the Managing Partner or its Affiliates against any liability with respect to which the Managing Partner and its Affiliates are denied indemnification under the provisions of Sections 5.4 and 5.5; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Managing Partner and its Affiliates as additional insured parties thereunder, provided, that the naming of such additional insured parties does not add to premiums payable by the Partnership.

                  (d) The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent does not alone establish that a person seeking indemnification under this Section 5.5 is disqualified. Any person who is determined to be not entitled to indemnification under this Section 5.5 may petition a court of competent jurisdiction for a determination that in view of all facts and circumstances that such person is fairly and equitably entitled to indemnity and the Partnership shall provide such indemnity as may be determined proper by such court; provided, however, that the court has determined that such person has met the standard set forth in Section 5.5(a) above.

                  (e) Legal fees and expenses and other costs incurred as a result of a claim described in this Section 5.5(a) shall be paid by the Partnership from time to time in advance of the final disposition of such claim if: (i) the claim relates to the performance or non-performance of duties or services by the Managing Partner or its Affiliates on behalf of the Partnership;
(ii)the claim is initiated by a third party who is not an Investor Partner, or the claim is initiated by an Investor Partner and a court of competent jurisdiction specifically approves such advancement; and (iii)the Managing Partner or such Affiliate undertakes to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in the event it is later determined that the Managing Partner or such Affiliate is not entitled to indemnification under the provisions of this Section 5.5(a).

                  (f) To the extent that the Managing Partner or its Affiliates are successful on the merits or in defense of any claim, issue, or matter therein, the Partnership shall indemnify the Managing Partner or its Affiliates, against the expenses, including attorneys' fees, actually incurred by the Managing Partner or such Affiliate in connection therewith.

                  (g) The indemnification provided by this Section 5.5 shall continue as to the Managing Partner and its Affiliates in the event it ceases to be a managing partner of the Partnership with respect to claims relating to the period in which the Managing Partner was a managing partner of the Partnership and such indemnification shall inure to the benefit of the successors and assigns of the Managing Partner and such Affiliates.

                  (h) The indemnification provided by this Section 5.5 shall be made, and shall be recoverable by the Managing Partner or its Affiliates, only out of the tangible net assets of the Partnership and not from the Investor Partners.

         Section 5.6 Reporting and Legal Expenses. The Partnership shall reimburse the Program Manager and the Managing Partner and its Affiliates for its share of the Reporting and Legal Expenses incurred by the Program Manager, the Managing Partner, or any Affiliate thereof in managing and conducting the business and affairs of the Drilling Program or of the Partnership, as applicable. The Reporting and Legal Expenses reimbursed by the Partnership shall be determined by the party seeking reimbursement in good faith and as being reasonable for such party. Such reimbursements shall be made periodically throughout the term of the Partnership.

         Section 5.7 Administrative Costs. The Partnership shall reimburse the Program Manager and the Managing Partner and its Affiliates for all Administrative Costs and other costs and expenses incurred by the Program Manager, the Managing Partner, or any Affiliate thereof in managing and conducting the business and affairs relating to the Partnership's interest in the Drilling Program or of the Partnership, as applicable, including expenses incurred in providing or obtaining such professional, technical, administrative, and other services and advice as the Program Manager, the Managing Partner, or such Affiliates may deem necessary or desirable. The general, administrative, and other costs reimbursed by the Partnership shall be determined by the party seeking reimbursement in good faith and as being reasonable for such party. The amount of Administrative Costs that are to be reimbursed by the Partnership shall be determined and allocated to the Partnership and its Drilling Program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Such reimbursements shall be made periodically throughout the term of the Partnership. Such reimbursement obligation shall also apply to all Administrative Costs incurred by the Program Manager, the Managing Partner or any of its Affiliates on behalf of the Partnership or the Drilling Program from the beginning of the calendar year in which the Partnership is formed to the date of the admission of the Investor Partners. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or Program Manager in connection with the affairs of a Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (a) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the Capital Contributions of the Investor Partners to the Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the Program Wells operated by the Program Manager. No portion of the salaries of the directors or of the executive officers of MOC or MD may be reimbursed as Administrative Costs.

         An independent certified public accountant shall provide annually to the Investor Partners, a written attestation to be included as part of the annual report required pursuant to Section 7.2 wherein such accountant shall verify that the method used to make the allocations was consistent with the method described in this Agreement and that the total amount of costs allocated to the Investor Partners does not materially exceed amounts actually incurred by the Managing Partner.

         Section 5.8 Management Fee. In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership during each of the initial three Partnership Years, the Partnership shall pay to the Managing Partner a management fee in an amount equal to 1% of all Capital Contributions initially made by the Investor Partners in exchange for their respective Interests as set forth in the Subscription Agreements (the "Management Fee"). The Management Fee payable during a particular Partnership Year shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners, and in such amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year, to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

         Section 5.9 Gas Marketing Fee. In consideration for gas marketing services to be rendered by the Program Manager in connection with the marketing of the Drilling Program's natural gas, the Partnership shall pay its share of a gas marketing fee equal to three cents per MCF.

         Section 5.10 Restrictions on Certain Transactions.

                  (a) The Partnership may enter into contracts and agreements with the Managing Partner and its Affiliates for the rendering of services and the sale, rental, or lease of supplies and equipment, provided that
(i) such entity is engaged, independently of the Drilling Program and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the industry in addition to programs in which the Managing Partner or its Affiliates have an interest and (ii) the amount of the compensation, price, or rental that can be charged to the Partnership therefor must be no less favorable to the Partnership than that generally available (at the time the relevant contract or agreement was entered into) from unrelated third parties in the area engaged in the business of rendering comparable services or selling, renting, or leasing comparable equipment and supplies which could reasonably be made available to the Partnership. If the Managing Partner or its Affiliate is not engaged in the business as required by clause (i) of this Section 5.10(a) above, then such compensation, price, or rental shall be the cost of such services, equipment, or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. In addition, any drilling services rendered by the Managing Partner or its Affiliates to the Partnership shall be billed on a per foot, per day, or per hour rate, or some combination thereof. All services for which the Managing Partner or its Affiliates are to receive compensation shall be embodied in written contracts which precisely describe the services to be rendered and all compensation to be paid. Advance payments to the Managing Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. All contracts between the Partnership and the Managing Partner or its Affiliates shall be terminable by the Partnership (by a vote or written consent of a Majority in Interest of the Investor Partners) without penalty upon 60 days' written notice.

                  (b) The Partnership may borrow money on a non-recourse basis from the Managing Partner or any of its Affiliates, provided that on any loans made available by the Managing Partner or any of its Affiliates to the Partnership, the Managing Partner or such Affiliate shall not receive interest in excess of the lesser of (i) the maximum rate permitted by applicable law or
(ii) the effective interest rate then being paid by the Managing Partner or such Affiliate for similar type borrowings. In no event shall any such loan bear interest in excess of the amount which would be charged to the Partnership (without reference to the Managing Partner's financial abilities or guaranties) by independent third parties for the same purpose. In connection with any loans to the Partnership by the Managing Partner or its Affiliates, the Managing Partner or its Affiliates shall not receive points or other financing charges or fees, regardless of the amount.

                  (c) The Partnership shall acquire in certain instances interests in Prospects from the Managing Partner or its Affiliates on the terms and conditions set forth in the Program Agreement.

                  (d) No Partnership Leases shall be farmed out by the Partnership unless the Managing Partner, exercising the standard of care of a normal and prudent operator in the management of its own property, shall determine that either (i) the Partnership lacks sufficient funds for the drilling of a well on such Lease and cannot obtain suitable alternative financing for such drilling, (ii) the Lease has been downgraded by events occurring after the acquisition thereof by the Partnership pursuant to the Program Agreement so that the drilling of a well on such Lease would no longer be desirable for the Partnership, (iii) drilling on such Lease would result in an excessive concentration of Partnership funds, creating in the opinion of the Managing Partner undue risk to the Partnership and the Investor Partners, or
(iv) the best interests of the Partnership would be served by such farmout or other disposition. The Partnership may enter into a farmout agreement (in the capacity as either farmor or farmee) with the Managing Partner, any of its Affiliates, provided that the Managing Partner, exercising the standards of a normal and prudent operator in the management of its own property, shall determine that the farmout is in the best interests of the Partnership and that the terms of any such farmout are consistent with and in any case no less favorable to the Partnership than those utilized in the same geographic area for similar arrangements. The Partnership's ability to enter into a farmout agreement with the Managing Partner or an Affiliate thereof is subject to the same restrictions as its ability to purchase property from or sell property to the Managing Partner or an Affiliate thereof as provided in Section 5.10(c) and
Section 5.10(f), respectively.

                  (e) The Partnership shall make no loans to the Managing Partner or its Affiliates.

                  (f) The Partnership may sell or transfer its Leases to the Managing Partner or its Affiliates, including Affiliated Programs, only pursuant to a transaction which is fair and reasonable to the Partnership and then subject to the following restrictions:

                           (i)      A sale, transfer, or conveyance, including a
farmout, of an undeveloped Lease (i.e., a Lease not having any Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program, must be made at the higher of the Lease Acquisition Costs or fair market value.

                           (ii)     A sale, transfer, or conveyance of a
developed Lease (i.e., a property having Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program in which the interest of the Managing General Partner or its Affiliate is substantially similar to or less than its interest in the Partnership, is not permitted except in connection with the liquidation of the Partnership and then only at fair market value.

                           (iii)    Except in connection with farmouts or joint
ventures made in compliance with the restrictions described in Section 5.10(d), a transfer of an undeveloped Lease from the Partnership to an Affiliated Program must be made at fair market value if the Lease has been held for more than two years; otherwise, if the Managing Partner deems it to be in the best interests of the Partnership, the transfer may be made at the Lease Acquisition Costs.

                           (iv)     Except in connection with farmouts or joint
ventures made in compliance with the restrictions described in Section 5.10(d) above, a transfer of any Lease from the Partnership to an Affiliated Production Purchase or Income Program must be made at fair market value if the Lease has been held for more than six months or there have been significant expenditures made in connection with the Lease; otherwise, if the Managing Partner deems it to be in the best interests of the Partnership, the transfer may be made at the Lease Acquisition Costs as adjusted for intervening operations.

A determination of fair market value as required by this paragraph (f) must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information will be maintained in the Partnership's records for at least six years.

                  (g) No rebates or give-ups may be received by the Managing Partner or any Affiliate, nor may the Managing Partner or any Affiliate participate in any reciprocal business arrangements which do not primarily benefit the Partnership.

         The Partnership will acquire only Leases that are reasonably required for the stated purpose of the Partnership, and no Leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such property by the Partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the Partnership.

                  (h) Neither the Managing Partner, nor any Affiliate thereof, including an Affiliated Program, shall be permitted to sell, transfer, or convey any Lease to the Partnership, directly or indirectly, except pursuant to a transaction which is fair and reasonable to the Partnership and in accordance with the following restrictions:

                           (i)      The Managing Partner and its Affiliates may
only sell a Lease to the Partnership at a price equal to its Lease Acquisition Costs unless the transferor has cause to believe that the Lease Acquisition Costs are materially more than the fair market value of such Lease, in which case such sale must be made at a price not in excess of its fair market value; provided, however, that if the sale is from an Affiliated Program that has held the Lease for more than two years and in which Affiliated Program the interest of the Managing Partner or its

Affiliate is substantially similar to, or less than, its interest in the Partnership, the sale may be made at fair market value.

                           (ii)     If the Managing Partner, or an Affiliate
thereof, sells any Lease within a Prospect to the Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all other Leases that it owns in the same Prospect.

                           (iii)    If at any time within a period of five years
from the creation of the Partnership, the Managing Partner or an Affiliate thereof proposes to acquire an interest from a non-Affiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions will apply: (A) if the Managing Partner or any Affiliate thereof does not currently own property in the Prospect separately from the Partnership, then neither the Managing Partner nor any Affiliate thereof will be permitted to purchase an interest in the Prospect and (B) if the Managing Partner or any Affiliate thereof currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired will be divided between the Partnership and the Managing Partner, or an Affiliate thereof in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing Partner, nor any Affiliate thereof may purchase any additional interest in the Prospect during such five year period.

                           (iv)     If the area constituting a Partnership's
Prospect is subsequently enlarged to encompass any area wherein the Managing Partner or any Affiliate thereof owns a separate Lease, such separate Lease or a portion thereof must be sold, transferred, or conveyed to the Partnership, in accordance with the provisions described in this Section 5.10(h), if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such Lease.

                           (v)      Except for the carried interests created by
the Program Agreement, a sale, transfer, or conveyance to the Partnership of less than all of the ownership of the Managing Partner or any Affiliate thereof in any Lease is prohibited unless the interest retained by the Managing Partner or such Affiliate is a proportionate Working Interest, the respective obligations of the Managing Partner, or such Affiliate and the Partnership are substantially the same after the sale of the interest by the Managing Partner or such Affiliate and its interest in revenues does not exceed the amount proportionate to its retained Working Interest. Except for the carried interests created by the Program Agreement, neither the Managing Partner nor any Affiliate thereof may retain any Overriding Royalty Interest or other burden on an interest conveyed to the Partnership.

                           (vi)     For the purposes of the preceding four
paragraphs, the term "Affiliate" does not include an Affiliated Program in which the interest of the Managing Partner or an Affiliate thereof is substantially similar to or less than its interest in the Partnership.

                           (vii)    If the Partnership acquires a Lease pursuant
to a farmout or joint venture from an Affiliated Program, the Managing Partner's, and any Affiliate's thereof aggregate compensation associated with the property and any direct or indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing Partner, and such Affiliates could receive if the property were separately owned or retained by either the Partnership or such other Affiliated Program.

A determination of fair market value as required by this paragraph (h) must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information will be maintained in the Partnership's records for at least six years.

                  (i) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

                           (i)      there will be no duplication or increase in
the Managing Partner's compensation, Partnership expenses, or other fees and costs;

                           (ii)     there will be no substantive alteration in
the fiduciary and contractual relationship between the Managing Partner and the Investor Partners; and

                           (iii)    there will be no diminishment in the voting
rights of the Investor Partners.

                  (j) In connection with a proposed Roll-Up, the following shall apply:

                           (i)      An appraisal of all Partnership assets shall
be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

                           (ii)     In connection with a proposed Roll-up,
Investor Partners who vote "no" on the proposal shall be offered the choice of:

                                    (a)      accepting the securities of the
         Roll-Up Entity;

                                    (b)      either (A) remaining as Limited
         Partner or General Partner in the Partnership and preserving his or her interest in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the Partnership.

                           (iii)    The Partnership shall not participate in any
proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 6.4 and 6.5 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

                           (iv)     The Partnership shall not participate in any
proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Interests held by that Investor Partner.

                           (v)      The Partnership shall not participate in a
Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 7.1(a) and (b) of this Agreement.

                           (vi)     The Partnership shall not participate in any
proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if less than a Super Majority in Interest of the Investor Partners vote to approve the proposed Roll-Up.

                           (vii)    The Partnership shall not participate in a
Roll-Up transaction unless the Roll-Up transaction is approved by a Super Majority in Interest.

                  (k) Turnkey drilling contracts or other contracts with the Managing Partner or its Affiliates that establish a fixed price for drilling services shall not be permitted.

To the extent the restrictions set forth above apply to the Managing Partner or its Affiliates and except as otherwise provided herein, the term "Affiliate" includes, but is not limited to, MOC in its capacity as Program Manager. Except as otherwise set forth in this Section 5.10 of the Partnership Agreement, the Managing Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

         Section 5.11 Restriction on Voting Interests Held by Managing Partner. Interests owned by the Managing Partner or its Affiliates shall have full voting rights under this Agreement, provided that during the time period that MD or an Affiliate thereof is serving as the Managing Partner of the Partnership any Interests owned by MD or its Affiliates which in the aggregate represent more than 20% of the total Interests held by Investor Partners shall not have any voting rights under this Agreement and shall not be counted for voting purposes or for purposes of determining a quorum. In addition, none of the Interests owned by the Managing Partner or its Affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under this Agreement concerning the removal of the Managing Partner or any transaction between the Partnership and the Managing Partner or its Affiliates.

         Section 5.12 Tax Elections. The Managing Partner shall make the following elections on behalf of the Partnership:

                  (a) to elect, in accordance with Section 263(c) of the Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and nonproductive wells and the preparation of wells for the production of oil or gas;

                  (b) to elect the calendar year as the Partnership's fiscal year;

                  (c)      to elect the accrual method of accounting;

                  (d) to elect, in accordance with Section 709(b) of the Code and applicable regulations and comparable state law provisions, to amortize and deduct organization expenses (as such term is defined in Section 709 of the Code) over a period of 60 months beginning with the month in which the Partnership begins business; and

                  (e) to elect with respect to such other federal, state, and local tax matters as the Managing Partner deems advantageous to the Partnership; provided that no election shall be made by the Partnership in accordance with Section 754 of the Code and applicable regulations and comparable state law provisions without the consent of the Managing Partner, the granting or denying of which consent shall be in its sole and absolute discretion.

         Section 5.13 Tax Matters Partner. The Managing Partner shall be designated the tax matters partner (in this Section 5.13 called the "TMP") as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Partners pursuant to this Agreement. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the Partnership which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder, and the Investor Partners will take all other action that may be necessary or appropriate to effect the designation of the Managing Partner as the TMP. In the event of an audit of the Partnership's income tax returns by the Internal Revenue Service, the TMP may, at the expense of the Partnership, retain accountants and other professionals to participate in the audit. All expenses incurred by the TMP in its capacity as such shall be expenses of the Partnership and shall be paid by or reimbursed to the TMP from Partnership funds.

                                   ARTICLE VI
                   RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

         Section 6.1 Rights of Investor Partners. In addition to any other rights specifically set forth herein, all Investor Partners shall have the right to: (a) have the Partnership books kept at the principal place of business of the Partnership and upon adequate written notice at all reasonable times inspect and, at such Investor Partner's expense, copy any of them personally or through a representative; (b) have on demand true and full information of all things affecting the Partnership and a formal account of Partnership affairs, whenever permitted by law; and (c) have dissolution and winding up by decree of court as provided for in the Act.

         Section 6.2 Access of Investor Partners to Geophysical Data. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological, and other similar data and information. Each Investor Partner shall during the term of the Partnership have the right, after adequate notice, during normal business hours at the offices of the Partnership to inspect and review all such data and information and studies, maps, evaluations, or reports derived therefrom and material related thereto in the actual custody of the Managing Partner; provided, however, that the Managing Partner may refuse for a reasonable period of time to grant a Investor Partner access to such data and information and studies, maps, evaluations, and reports which the Managing Partner (a) has agreed to keep confidential or (b) determines in good faith should be kept confidential considering the interests of the Partnership and each of its Partners.

         Section 6.3 Return of Capital Contribution. No Investor Partner shall be entitled to (a) withdraw from the Partnership except upon assignment by an Investor Partner of his Interests and the substitution of such Investor Partner's assignee as a substituted Investor Partner of the Partnership in accordance with Section 8.1 or as required by law, or (b) the return of his Capital Contribution except (i) as otherwise provided in this Agreement or as required by law, (ii) to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or (iii) upon dissolution of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

         Section 6.4 Meetings. Meetings of the Partners may be called by the Managing Partner at any time and from time to time or may be called by Investor Partners whose combined Sharing Ratios equal at least 10%. The Managing Partner shall, within 15 days after its receipt of a written request for any such call by Investor Partners for a Partners' meeting, give all Investor Partners written notice of the time, place, and purpose of such meeting. The meeting shall be held at a reasonable time and place on a date not less than 30 nor more than 60 days after the date of the mailing of such notice; provided that the date for notice of such a meeting may be extended for a period of up to 60 days, if in the opinion of the Managing Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission, state securities administrators or other regulatory authorities. The Partners may conduct any Partnership business at such meeting which is permitted under this Agreement and is specified in such notice. Investor Partners may vote in person or by proxy at any such meeting, and the presence in person or by proxy of a Majority in Interest of the Investor Partners shall be necessary to constitute a quorum for the transaction of business at such meeting.

         Section 6.5 Voting Rights of Investor Partners. Except as otherwise provided in Section 5.2(b) and 5.10(j), any vote, consent, approval, election, or other action by the Investor Partners on or with respect to any Partnership matter (including, without limitation, those matters set forth in Sections 5.2(c), 5.2(e), 8.6(a), 8.6(b), 9.1(b), 9.3(a) and 11.2) shall be duly and validly made only if made by a Majority in Interest of the Investor Partners (without the necessity for the concurrence by the Managing Partner), and in the event of any such vote, consent, approval, or election, each Investor Partner that does not vote for, consent to, approve of, or elect with respect to such matter hereby agrees to be bound by the decision of a Majority in Interest of the Investor Partners and hereby approves such matter to the extent such approval is required for such matter to be effective under the Delaware Act or any other applicable law, rule, or regulation.

         Section 6.6 Conduct of Meeting. The Managing Partner shall have full power and authority concerning the manner of conducting any meeting of the Investor Partners or solicitation of consents in writing, including without limitation, the determination of persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 6.4, the conduct of voting, the validity and effect of any proxies, votes, or consents, and the determination of any controversies, votes, or challenges arising in connection with or during the meeting or voting. The Managing Partner shall designate a person to serve as chairman of any meeting and shall further designate a person to take the minutes of any meeting, in either case, including without limitation, a partner or a director or an officer of the Managing Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing Partner. The Managing Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Investor Partners or solicitation of consents in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and consents, the submission and examination of proxies and other evidence of the right to vote, and the revocation of consents in writing.

         Section 6.7 General Partners Not Agents. Pursuant to Section 5.1 the General Partners have elected to delegate to the Managing Partner authority to manage, control, and administer and operate the property, business, and affairs of the Partnership. Each General Partner agrees that no General Partner or group of General Partners constituting less than a Majority in Interest may cause the Managing Partner on behalf of the Partnership to act as agent for the Partnership, execute documents on behalf of the Partnership, convey Partnership property, or take any other action binding on the Partnership. Each General Partner further agrees that in no circumstance will a Partner other than the Managing Partner have the right to act as agent for the Partnership, execute documents on behalf of the Partnership, convey Partnership property, or take any other action binding on the Partnership. Any General Partner who takes action contravening this Section 6.7 agrees to indemnify the Partnership and all other Partners from any loss, liability, or expense caused by such action.

         Section 6.8 Liabilities of Partners.

                  (a) Pursuant to the Delaware Act, the General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the General Partners hereby agree that each shall be solely and individually responsible only for his pro rata share (based on Capital Contributions made) of the liabilities and obligations of the Partnership, and any General Partner who incurs liability in excess of his pro rata share shall be entitled to contribution from the other General Partners. Pursuant hereto, the Managing Partner further agrees to indemnify each General Partner for any and all Partnership-related obligations and liabilities otherwise allocable to or paid by such General Partner which are in excess of such General Partner's share of the Partnership's undistributed assets. Under no circumstances shall any Partner be required to indemnify the Managing

Partner, except to the extent of such Partner's (i) Capital Contribution and
(ii) share of Partnership assets.

                  (b) The Partnership may purchase and maintain insurance on behalf of all Partners against any liabilities asserted against or expenses incurred by the Partners in connection with Partnership activities, provided that the Partnership shall not incur the costs of that portion of such insurance, if any, which insures the Managing Partner for any liability with respect to which the Managing Partner is denied indemnification under the provisions of this Agreement. Such insurance may be in such amounts as the Managing Partner shall determine is sufficient to protect the Partners from the maximum amount of such liabilities and expenses.

                                   ARTICLE VII
          BOOKS, RECORDS, CAPITAL ACCOUNTS, REPORTS, AND BANK ACCOUNTS

         Section 7.1 Books, Records, and Capital Accounts.

                  (a) The Managing Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing Partner shall maintain for at least six years all records necessary to substantiate the fact that Interests were sold only to purchasers for whom such Interests were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

                  (b) Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account and records of Partnership proceedings, may be kept on or be in the form of magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. An alphabetical list of the names, addresses, and business telephone numbers of the Investor Partners of the Partnership along with the number of Interests held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or his designated agent at the principal office of the Partnership upon the request of the Investor Partner. The participant list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the participant list shall be mailed to any Investor Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws. If the Managing Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys' fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing Partner may require the Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law or the laws of any state.

                  (c) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

                           (i)      The capital account of each Partner shall,
except as otherwise provided herein, be (A) credited by such Partner's Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner, (D) credited with the Partner's share of Simulated Gain as provided in Section 7.1(c)(ii), (E) debited by the amount of any item of tax deduction or loss allocated to such Partner, (F) debited by the Partner's share of Simulated Depletion and Simulated Loss as provided in
Section 7.1(c)(ii), (G) debited by such Partner's allocable share of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable as Capital Expenditures, including any non-deductible book amortizations of capitalized costs, and (H) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the
Code). Immediately prior to any distribution of property by the Partnership that is not pursuant to a liquidation of the Partnership, the Partners' capital accounts shall be adjusted by (A) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (B) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales determined in the same manner as gains or losses provided for under Sections 4.2 and 7.1(c)(ii) for actual sales of such properties.

                           (ii)     The allocation of basis prescribed by
Section 613A(c)(7)(D) of the Code and provided for in Section 4.2(g) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property with respect to which such depletion is claimed (herein called "Simulated Depletion"). The Partnership's basis in any oil or gas property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof) is herein called "Simulated Basis." No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any depletable property to the extent such deductions exceed such Partner's remaining Simulated Basis in such property. Upon the sale or other disposition of an interest in a depletable property, each Partner's capital account shall be credited with the gain ("Simulated Gain") or debited with the loss ("Simulated Loss") determined by subtracting from his allocable share of the amount realized on such sale or disposition his Simulated Basis, as adjusted by Simulated Depletion.

                           (iii)    Adjustments of basis of Partnership property
provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) and elections by individual Partners under
Section 59(e)(4) of the Code to capitalize and amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners, and the Partners' capital accounts shall be debited or credited pursuant to the terms of this Section 7.1 as if no such election had been made, unless otherwise required by applicable Treasury Regulations.

                           (iv)     Capital accounts shall be adjusted, in a
manner consistent with this Section 7.1, to reflect any adjustments in items of Partnership income, gain, loss, or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

                           (v)      In the case of property contributed to the
Partnership by a Partner, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization, and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the Partnership, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation 1.704-1(b)(2)(iv)(g).

                           (vi)     It is the intention of the Partners that the
capital account of each Partner be kept in the manner required under Treasury Regulation 1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the Managing Partner is hereby authorized to make such adjustment after notice to the General Partners.

         Section 7.2 Reports. The Managing Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

                  (a) Semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, financial statements, including a balance sheet and statements of income, Partners' equity, and cash flow, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by a report of an independent certified public accountant designated by the Managing Partner, stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flows of the Partnership in accordance with generally accepted accounting principles consistently applied.

                  (b) Annually by March 15 of each year or as soon thereafter as is reasonably possible, a report containing such information as may be needed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

                  (c) Annually within 120 days after the end of each fiscal year beginning with the fiscal year ended December 31 of the year following the year in which the Partnership commences operation, (i) a summary of the computations of the total estimated oil and gas Proved Reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such Proved Reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and (iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the oil and gas Proved Reserves as last reported to the Investor Partners, other than a reduction resulting from normal production, sales of reserves or product price changes, a new summary conforming to the requirements set forth above in this
Section 7.2(c) shall be delivered to the Investor Partners.

                  (d) Semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, (i) a summary itemization, by type or classification, of any transaction of the Partnership since the date of the last such report with the Managing Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing Partner and its Affiliates, including without limitation, the average price paid by any Affiliate of the Managing Partner during the two most recent calendar quarters for oil and gas produced by Program Wells purchased by such Affiliate and the highest average price paid by any other substantial purchaser of comparable oil or gas produced in the field where such Program Wells are located, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Prospect) and the costs paid by the Managing Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing Partner and the Investor Partners. Each semi-annual report delivered by the Managing Partner may contain summary estimates of the information described in subdivision (i) of this
Section 7.2(d).

                  (e) Monthly within 30 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmouts entered into by the Partnership since the date of the last such report, including the reason therefor, the location and timing thereof, the parties to the farmout and the terms thereof, and (iii) a summary of the wells drilled by the Partnership and the status thereof, indicating whether each of such wells is being drilled or has been completed or plugged and abandoned, a statement of the cost of each well completed or abandoned, and the reason for abandoning any well after commencement of production. Each report delivered by the Managing Partner may contain summary estimates of the information described in clause (iii) of this Section 7.2(e).

                  (f) Such other reports and financial statements as the Managing Partner shall determine from time to time.

         The cost of such reporting shall be paid by the Partnership as a Partnership expense.

         Section 7.3 Bank Accounts. The Managing Partner shall cause one or more accounts to be maintained in a state or federally chartered bank or savings and loan association, which accounts shall be used for the payment of the expenditures incurred by the Managing Partner in connection with the business of the Partnership, and in which shall be deposited any and all receipts of the Partnership. All such amounts shall be and remain the property of the Partnership and shall be received, held, and disbursed by the Managing Partner for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds. The Managing Partner may invest Partnership funds which they deem untimely or inappropriate to use or commit for Partnership purposes or to distribute to the Partners in such United States Treasury Bills, other short-term governmental obligations or bank certificates of deposit or other certificates, securities or evidences of indebtedness on such terms and for such security, if any, as they may deem necessary or desirable. The Managing Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership.

                                  ARTICLE VIII
               ASSIGNMENT AND PURCHASE OF INTERESTS; SUBSTITUTION

         Section 8.1 Assignments by Investor Partners.

                  (a) The interest of any Investor Partner in the Partnership shall be assignable, in whole or in part, subject to the following:

                           (i)      No such assignment shall be made if, in the
opinion of counsel to the Partnership, such assignment would cause the termination of the Partnership for federal income tax purposes under Section 708 of the Code or might result in a change in the status of the Partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Code, unless the Managing Partner consents to such assignment, or if in the opinion of counsel to the Partnership such assignment may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws;

                           (ii)     The Partnership shall not be required to
recognize any such assignment until the instrument conveying such interest has been delivered to the Managing Partner for recordation on the books of the Partnership;

                           (iii)    Unless an assignee becomes a substituted
Investor Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to an Investor Partner hereunder, other than the right to receive all or part of the share of the profits, losses, cash distributions, or returns of capital to which his assignor would otherwise be entitled;

                           (iv)     Except by will, intestate succession, or
gift or, in unusual circumstances when consented to by the Managing Partner, the assigning Investor Partner (A)may not assign fewer than a whole Interest (five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota) to any person other than the Partnership, the Managing Partner, an Affiliate thereof, or a third person designated by the Managing Partner in its sole discretion, unless such Investor Partner owns less than a whole Interest (less than five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota) and transfers all his Interest to one person, and (B)must retain at least a whole Interest (five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota), in the event fewer than all such Investor Partner's Interests are assigned to any person other than the Partnership, Managing Partner, an Affiliate thereof, or a third person designated by the Managing Partner in its sole discretion; and

                           (v)      The assignor shall notify the Managing
Partner of such assignment and provide the Managing Partner with such information regarding the transferee and the transfer (including without limitation, the name, address, and taxpayer identification number of the transferor and transferee and the date of the transfer) as is required under
Section 6050K of the Code (if the transfer is a sale or exchange described in Section 751(a) of the Code) and Section 6112 of the Code (relating to tax shelter investor lists) and Treasury Regulations promulgated thereunder by the Internal Revenue Service in the manner and at the time prescribed by law.

An assignment by an Investor Partner in violation of clause (i) or clause (ii) of this Section 8.1(a) shall be void and ineffectual and shall not bind the Partnership or any other Partner. The assignee of an Investor Partner's interest in the Partnership shall pay all costs and expenses incurred by the Partnership in connection with such assignment, which costs and expenses shall not be less than $50. In the discretion of the Managing Partner, such costs and expenses may be collected out of revenues otherwise allocable to such assignee under this Agreement.

                  (b) An assignee of the interest of an Investor Partner, or any portion thereof if permitted hereunder, shall become a substituted Investor Partner entitled to all the rights of an Investor Partner if, and only if:

                           (i)      The assignor gives the assignee such right;

                           (ii)     The Managing Partner consents to such
substitution, which consent may only be withheld to the extent legally necessary (as set forth in an opinion of counsel) to preserve the tax status of the Partnership or the classification of Partnership income for tax purposes;

                           (iii)    The assignee pays to the Partnership all
costs and expenses incurred in connection with such substitution; including without limitation, costs incurred in amending filings referred to in Section 1.7, which costs and expenses, in the discretion of the Managing Partner, may be collected out of revenues otherwise allocable to such substituted Investor Partner under this Agreement;

                           (iv)     The assignee executes and delivers such
instruments, in form and substance satisfactory to the Managing Partner, as the Managing Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement; and

                           (v)      The assignee delivers to the Managing
Partner a written representation as to each of the matters set forth in the Subscription Agreement.

The consent of the Investor Partners shall not be required for admission to the Partnership of a substituted Investor Partner who meets the above requirements. The Partnership and the Managing Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a written assignment of such interest has been received and accepted by the Managing Partner and recorded on the books of the Partnership. In no event shall any Partnership interest, or any portion thereof, be sold, transferred, or assigned to a minor or incompetent or any other person not qualified to become an Investor Partner hereunder, and any such attempted sale, transfer, or assignment shall be void and ineffectual and shall not bind the Partnership or the Managing Partner. Unless an assignee becomes a substituted Investor Partner, any assignment by the assigning Investor Partner of the right to receive Partnership distributions shall not release such Investor Partner of any obligations connected with the interest in the Partnership being assigned. In no event shall any purported transfer, by operation of law or otherwise, require the accounting by the Managing Partner to more than one person with respect to the Partnership interest transferred unless the transfer is consented to by the Managing Partner in accordance with the foregoing and the Partnership interest transferred represents a whole number of Interests owned by the Investor Partner. The effective date of any assignment shall be the date on which all of the prerequisites to the assignment specified in this Section 8.1 have been met. The Partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners. In the case of assignments where the assignee does not become a substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of the notice of assignment and the required documentation.

         Section 8.2 Assignment by Managing Partner.

                  (a) The interest of the Managing Partner in the Partnership shall not be assignable, in whole or in part, except in the event of the following assignments:

                           (i)      A disposition by the Managing Partner of all
or any portion of its Partnership interest to one or more Affiliates of the Managing Partner that agree to assume all or a proportionate part of the obligations of the Managing Partner with respect to such interest in the Partnership;

                           (ii)     A disposition by the Managing Partner of all
or any part of its Partnership interest to one or more persons that have as the result of a merger, consolidation, corporate reorganization, or other transaction acquired all or substantially all of the assets of the Managing Partner and have assumed the obligations of the Managing Partner hereunder; or

                           (iii)    An assignment or transfer by the Managing
Partner of all or any portion of its Partnership interest by way of mortgage, pledge, or charge as security for an advance of monies to it, provided that the mortgagee or pledgee shall hold such interest subject to all of the terms of this Agreement.

                  (b) In the event of a disposition, assignment, or transfer referred to in clause (i) or clause (ii) of Section 8.2(a), such successor, assignee, or transferee shall be and become a substituted Managing Partner and shall continue the business of the Partnership without the occurrence of any dissolution and the assigning Managing Partner shall be released from all of its obligations thereafter arising hereunder; and each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) does hereby consent to the admission of such successor, assignee, or transferee as a substituted Managing Partner to the extent required by the Delaware Act and to the continuance of the business of the Partnership by such substituted Managing Partner, and authorizes the Managing Partner or substituted Managing Partner to ratify on his behalf pursuant to the power of attorney granted in Section 10.2 such Investor Partner's consent to the admission of the new Managing Partner as a Managing Partner of the Partnership.

                  (c) The Partnership shall take such actions as the Managing Partner in its sole discretion deems necessary or appropriate to effect or facilitate a disposition, assignment, or transfer referred to in Section 8.2(a), including without limitation, providing notice thereof to the Investor Partners and entering into appropriate escrow arrangements; provided, however, that no such disposition, assignment, or transfer (in the absence of the bankruptcy, withdrawal, removal, or dissolution of a Managing Partner) shall result in dissolution of the Partnership.

                  (d)      Except as otherwise provided in Section 8.2(b),
Section 8.6 or Section 9.3, no assignee or transferee of a Managing Partner shall become a substituted Managing Partner without the written consent of all of the Investor Partners.

         Section 8.3 Right of Presentment. During the first calendar quarter of each of the years ______ through _______, an Investor Partner (other than the Managing Partner or an Affiliate thereof) may request in writing that the Managing Partner repurchase all, but not less than all, of his Interests (the "Right of Presentment"). The repurchase price to be paid upon any repurchase of an Investor Partner's Interests will be the pro rata share represented by his Interests of:

                  (a)      100% of the sum of

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

                           (i)      65% of the unescalated (i.e., not increased
by any interest rate or any other factor) value as of such Valuation Date of the future net revenues attributable to the Partnership's Proved Developed Producing Reserves, as estimated by the Independent Expert retained by the Managing Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 7.2(c);

                           (ii)     50% of the unescalated (i.e., not increased
by any interest rate or any other factor) value as of such Valuation Date of the future net revenues attributable to the Partnership's Proved Developed Non-Producing Reserves, as estimated by the Independent Expert retained by the Managing Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 7.2(c);

provided that prior to the calculation of the value of such future net revenues, that value (A) shall be adjusted by the Independent Expert to reflect the risks of production and development of such reserves and any other economic contingencies that would normally be considered by a purchaser of Proved Reserves and (B) shall be discounted to present value at a rate equal to 10%;

MINUS

                  (b) the amount of all liabilities, indebtedness, expenses, and obligations of the Partnership as of the Valuation Date as shown on the Partnership's most recent audited financial statements furnished to the Investor Partners pursuant to Section 7.2(a) that were allocable as of the end of such fiscal year to the Investor Partners; and

                  (c) any distributions made to Investor Partners between the Valuation Date and the date of payment of the repurchase attributable to the Interests being repurchased shall be deducted from the repurchase price. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the repurchase price is transmitted.

         Section 8.4 Notices of and Limitations on Right of Presentment.

                  (a) Prior to May 31 of each year in which the Right of Presentment exists, the Managing Partner shall notify each Investor Partner requesting repurchase under Section 8.3 of the amount that will be paid to repurchase each Interest and the method by which that repurchase price was calculated. Upon their receipt of such notification, the requesting Investor Partners who wish to present their Interests for repurchase shall do so by properly completing and executing the form of assignment that will accompany the Managing Partner's notification and returning it to the Managing Partner within 20 calendar days after the date of the notification. Such presentment by an Investor Partner shall constitute his acceptance of the repurchase offer of the Managing Partner, subject to the terms of this Article 8. Payment for Interests presented for repurchase during a year will be made in cash not less than 60 nor more than 75 calendar days after receipt by the Managing Partner of the assignments of the Interests so repurchased.

                  (b) The maximum number of Interests that the Managing Partner (or an Affiliate thereof) shall be required to purchase during any calendar year in which the right to present Interests exists shall not exceed 5% of the total number of Interests outstanding at the beginning of such calendar year.

                  (c)      In addition to the limitation imposed by subsection
(b) above, the obligation of the Managing Partner or Affiliates thereof, to purchase Interests and to purchase interests in Affiliated Programs previously or subsequently organized by the Managing Partner or Affiliates thereof shall not exceed $500,000 in any calendar year, and such persons may elect not to purchase the excess. If a greater number of Interests and interests in such previously or subsequently organized Affiliated Programs are presented for repurchase than are required to be accepted under this subsection (c), those Interests and interests will be accepted for repurchase in the following manner:
(i) all required repurchases will be allocated among the other affected partnerships (adjusted to reflect repurchases within the previous twelve months) pro rata based on their initial subscribed capital, (ii) to the extent that the amount allocated to any partnership described in clause (i) exceeds the repurchase price of interests in that partnership presented for repurchase, such amount shall be allocated among the other of those partnerships in the manner described in clause (i) until the entire $500,000 limitation (as adjusted) has been allocated, and (iii) interests in each partnership described in clause (i) shall be accepted for repurchase in amounts equal to the portion of the $500,000 limitation allocated to each such partnership.

                  (d) In determining if the required number of the outstanding Interests pursuant to subsection (c) above have been repurchased during any calendar year, all purchases by the Managing Partner or Affiliates thereof of Interests and interests in Affiliated Programs previously or subsequently organized by the Managing Partner or Affiliates thereof, which purchases have been made at any time during the twelve-month period ending on the date on which such persons are to purchase Interests hereunder shall be included in the calculation of the Interests and other interests repurchased. If a greater number of Interests are presented for repurchase than those persons are required to repurchase, the Interests to be repurchased will be selected by lot or by such other method as the Managing Partner deems reasonable. Participation by Investor Partners in any such lottery shall be determined by calculating the proportion that the number of Interests presented for repurchase by each Investor Partner bears to the total number of Interests presented for repurchase at that time. If any Interests presented for repurchase are not purchased, they will be returned to the record owners thereof and will be eligible for repurchase during succeeding years only if new repurchase requests are made and the Interests are again presented for repurchase. Interests not repurchased in the year presented for repurchase will have no priority with respect to repurchase in subsequent years.

                  (e) If, prior to May 31 of the year in which the Right of Presentment exists, the price for either oil or gas received by the Partnership from its Program Wells decreases by 20% or more as compared to the price being received as of the Valuation Date, the Managing Partner may, in its sole and absolute discretion, refuse to repurchase any Interests presented for repurchase. Further, if the Managing Partner or Affiliates thereof have purchased the required number of Interests at any time during the twelve-month period ending on the date on which the Managing Partner is to purchase Interests from the Investor Partners pursuant to the Right of Presentment, the Managing Partner's obligation to purchase Interests is discharged. In such event, the Managing Partner shall notify the presenting Investor Partners of the Managing Partner's election not to repurchase any of the Interests presented for repurchase and the basis for such refusal and shall provide to any presenting Investor Partner who so requests access to such books and records of the Partnership as shall be reasonably necessary for such Investor Partner to verify the basis for such refusal.

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

                  (f) For purposes of this Agreement, Interests repurchased and held by the Managing Partner or an Affiliate thereof shall continue to be outstanding.

         Section 8.5 Cessation of Right of Presentment. In the event the obligation of the Managing Partner or any Affiliate thereof to repurchase Interests from Investor Partners pursuant to their Right of Presentment is determined by counsel to the Partnership to be in violation of any existing or future laws or to expose the Partnership or the Investor Partners to material adverse federal income tax consequences, such obligation shall become null and void and of no further force or effect, but only to the extent necessary in the opinion of counsel to the Partnership to comply with such laws or to avoid such consequences.

         Section 8.6 Removal of Managing Partner.

                  (a) A Majority in Interest of the Investor Partners shall have the right to remove the Managing Partner and to elect and substitute a new Managing Partner. In such event, the removed Managing Partner shall be required to offer to sell a minimum of 20% of, and shall have the right to offer to sell up to the remaining 80% of, its interest in the Partnership to the new Managing Partner at a price, Method of Payment (as determined pursuant to this section), and on such other terms and conditions as are mutually agreeable to the new Managing Partner. If after the new Managing Partner and the removed Managing Partner have agreed on the amount of the removed Managing Partner's Partnership interest that is to be sold to and purchased by the new Managing Partner (which agreement must be reached within 10 days of the removal of the Managing Partner), such parties are unable to agree within 10 days on the purchase price of such interest, the new Managing Partner and the removed Managing Partner shall select a mutually agreeable Independent Expert to determine such purchase price. Such Independent Expert, in determining such price, shall take into account appropriate discount factors in light of the risk of recovery of the oil and gas reserves attributable to the Partnership. The closing of the purchase of such Partnership interest shall take place at the office of the removed Managing Partner within 15 days following the agreement upon or determination of the purchase price for the interest to be acquired by the new Managing Partner, or at such other time or place as the removed Managing Partner and the new Managing Partner may agree upon in writing. In the event the new Managing Partner agrees to purchase less than all of the offered interest of the removed Managing Partner in the Partnership, the removed Managing Partner shall have the right to have distributed to it in kind such Partnership assets and properties attributable to the Partnership interest not purchased by the new Managing Partner as it would have been entitled to receive if the Partnership were dissolved and terminated pursuant to Section 9.4 at such time. The removed Managing Partner shall cause, to the extent legally possible, all of its contractual rights, obligations, and duties as Managing Partner of the Partnership to be assigned to the new Managing Partner, and the new Managing Partner shall continue the business of the Partnership without the occurrence of any dissolution and shall accept all responsibilities of the removed Managing Partner and make arrangements satisfactory to the removed Managing Partner to release it from and indemnify it against personal liability for any Partnership indebtedness and liabilities. This Agreement shall thereafter be duly amended to delete the removed Managing Partner and to name the new Managing Partner. Each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the admission of the new Managing Partner as the substituted Managing Partner and to the continuance of the business of the Partnership by such substituted

Managing Partner, and authorizes such Managing Partner to certify on his behalf pursuant to the power of attorney granted in Section 10.2 such Investor Partner's consent to the admission of such new Managing Partner as the Managing Partner of the Partnership and to execute any amendments to this Agreement required for such purpose. If, under the laws of any jurisdiction to which the Partnership or this Agreement is subject, the removal or withdrawal of the Managing Partner pursuant to this Section 8.6(a) results in the Partnership being dissolved, then the Partnership shall be deemed dissolved and reconstituted. Each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the continuation or reconstitution of the Partnership pursuant to this Section 8.6(a) and authorizes the substituted Managing Partner to certify on his behalf pursuant to the power of attorney granted in Section 10.2, such Investor Partner's consent to the continuation or reconstitution of the Partnership and to execute any amendments to this Agreement required for such purpose.

         The "Method of Payment" by the new Managing Partner for the removed Managing Partner's interest must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Managing Partner otherwise would have received under the Partnership Agreement had the Managing Partner not been terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

                  (b) The Partnership, acting in accordance with a vote or consent of a Majority in Interest of the Investor Partners, shall have the right pursuant to Section 7 of the Program Agreement to remove MOC as Program Manager and substitute a successor to act in such capacity.

                                   ARTICLE IX
            DISSOLUTION, RECONSTITUTION, LIQUIDATION, AND TERMINATION

         Section 9.1 Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

                  (a)      December 31, 20___;

                  (b) the vote at a duly held meeting or consent in writing of a Majority in Interest of the Investor Partners at any time;

                  (c) the sale, disposition, or termination of all or substantially all of the Leases then owned by the Partnership;

                  (d) the bankruptcy, insolvency, or dissolution (except dissolution as a consequence of merger, consolidation, recapitalization, or other reorganization effected in accordance with Section 8.2) of the Managing Partner or the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of the Managing Partner; provided that neither the Managing Partner's filing of a voluntary petition or answer seeking reorganization or similar relief under bankruptcy law, nor the Managing Partner's reorganization or obtaining similar relief under such law shall cause the dissolution of the Partnership;

                  (e) the adjudication of insolvency or bankruptcy of the Partnership, or an assignment by the Partnership for the benefit of creditors;

                  (f)      the withdrawal or retirement of the Managing Partner;
or

                  (g) except as otherwise provided in this Section 9.1, the occurrence of any other event which, under the laws of the State of Delaware, causes the dissolution of a limited partnership.

The death, retirement, insanity, legal disability, insolvency, dissolution, or withdrawal of any Investor Partner will not result in the dissolution or termination of the Partnership, and, upon the occurrence of any such event, the estate, personal representative, guardian, or other successor in interest of any such Investor Partner or the Investor Partner, as the case may be, (i) will continue to be liable for all of the debts and obligations of such Investor Partner pursuant to this Agreement, (ii) may become a substituted Investor Partner only pursuant to the provisions of Section 8.1, (iii) may transfer the Partnership interest of such Investor Partner only pursuant to the provisions of
Article VIII hereof, and (iv)will not have any right to withdraw the Capital Contribution of such Investor Partner except as expressly set forth in Section
9.3 of this Agreement.

         Section 9.2 Covenant Not to Withdraw. Except as permitted by Section 9.3(c), each Partner covenants and agrees that it shall not cause the dissolution of the Partnership by its voluntary withdrawal therefrom, either directly, by dissolution or by any other voluntary act, provided that the Managing Partner may withdraw upon the later to occur of (i) the completion of a Partnership's primary drilling activities under the Drilling Program and (ii) the fifth anniversary of the date that Investor Partners were admitted to the Partnership. In order to exercise its right of withdrawal, the Managing Partner must give the Investor Partners at least 120 days' advance written notice. In the event the Managing Partner assigns its interest in the Partnership to a person who becomes a substituted Managing Partner of the Partnership pursuant to
Section 8.2, the subsequent dissolution of the old Managing Partner shall not terminate the Partnership and shall not be deemed to constitute a breach or violation of the covenant contained in this Section 9.2.

         Section 9.3 Reconstitution.

                  (a) In addition to the other rights and remedies the Investor Partners may have hereunder or otherwise, in the event the Managing Partner withdraws or retires from the Partnership (directly or as a result of the events causing dissolution under Section 9.1(e)) and such withdrawal or retirement causes dissolution of the Partnership, a Majority in Interest of the Investor Partners, acting at a meeting of the Investor Partners to be held within 90 days following receipt of written notice of such event from the Managing Partner, shall be entitled to reconstitute the Partnership (the Partnership, as reconstituted, is referred to herein as the "Reconstituted Partnership") and elect and substitute a new Managing Partner (which may be the retiring Managing Partner). Such new Managing Partner shall be entitled to acquire the Partnership interest of the retiring Managing Partner on the same basis and in the same manner as is set forth in Section 8.6. In connection with such acquisition the actions described in Section 8.6 shall be taken by the new Managing Partner and the retiring Managing Partner, and each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the admission of such new Managing Partner as a substituted Managing Partner of the Partnership in the same manner, and with the same effect, as consent is provided by the Investor Partners in Section 8.6. The retiring Managing Partner will pay all expenses concerning the valuation of its Partnership Interest and expenses associated with transferring management control incurred as a result of its withdrawal or retirement from the Partnership.

                  (b) In the event a Majority in Interest but less than all of the Investor Partners elect to reconstitute the Partnership pursuant to this
Section 9.3, the Partners' capital accounts shall be adjusted by (i) assuming the sale of all assets of the Partnership for cash at their respective fair market values (as determined by an appraiser selected by the new Managing Partner) and the payment of all Partnership debts and liabilities as of the date of the reconstitution of the Partnership and (ii) debiting or crediting each such capital account (other than the new Managing Partner's capital account, but including the retiring Managing Partner's capital account (to the extent that the retiring Managing Partner's Partnership interest was not purchased by the new Managing Partner pursuant to subsection (a) above)) with its respective share of the hypothetical gains or losses resulting from such assumed sales and the hypothetical deductions or losses, if any, resulting from the assumed payment of such debts and liabilities in the same manner as such capital account would be debited or credited on the actual sales of such assets and the actual payment of such debts and liabilities.

         The new Managing Partner shall then sell for cash an amount of Partnership oil and gas properties having a fair market value (as determined by such appraiser) equal to the fair market value (so determined) of all Partnership oil and gas properties times the ratio of the aggregate of the positive capital account balances, as so adjusted, of the Investor Partners that have not elected to reconstitute the Partnership and the retiring Managing Partner (to the extent that the retiring Managing Partner's Partnership interest was not purchased by the new Managing Partner pursuant to subsection (a) above) to the positive capital account balances, as so adjusted, of all Partners. The new Managing Partner shall then distribute such cash to the Investor Partners that have elected not to reconstitute the Partnership and to the Managing Partner (to the extent provided above) in proportion to the positive balances of their respective capital accounts, as so adjusted. Such distribution shall take place by the later of (i) the end of the Partnership taxable year in which the reconstitution occurs or (ii) 90 days after the date of such reconstitution. Neither the retiring Managing Partner nor any Investor Partner that has elected not to reconstitute the Partnership shall be liable to the Partnership or any other Partner for the amount of any deficit balance in his or its capital account after a distribution in liquidation of his or its interest in the Partnership.

         Notwithstanding the foregoing, the retiring Managing Partner shall have the right to elect to receive a distribution in kind of oil and gas properties having a fair market value (as determined by such appraiser) equal to the fair market value (so determined) of all Partnership oil and gas properties times the ratio of the positive balance in its capital account, adjusted as provided above, to the positive capital account balances, as so adjusted, of all Partners, subject to an obligation to become a party to the Program Agreement and any operating agreements to which such properties are subject. Any interest in Partnership properties distributed to the retiring Managing Partner shall be subject to such liens, encumbrances, and restrictions as affect the properties on the date of such distribution and will be subject to and operated in accordance with the operating agreements then in effect.

         All gain, loss, and amounts realized on the sale of Partnership oil and gas properties by the new Managing Partner to provide cash for distribution to such Investor Partners and to the retiring Managing Partner shall be allocated to such Investor Partners and the retiring Managing Partner in the same proportions as the proceeds of such sale are distributed; provided that if the retiring Managing Partner or any Investor Partner elects to receive a distribution of Partnership properties in kind, all gain, loss, and amounts realized on such sales shall be allocated solely to the Partners receiving cash in the same proportions as the proceeds of such sale are distributed.

         The new Managing Partner, on behalf of the Investor Partners that have elected to form the Reconstituted Partnership, shall retain for the benefit of the Reconstituted Partnership all oil and gas properties of the Partnership remaining after the distribution provided for above, and all other Partnership assets, and the Reconstituted Partnership shall assume all debts and liabilities of the Partnership. The Partnership oil and gas properties retained by the Reconstituted Partnership shall be subject to such liens, encumbrances, and restrictions as affect such properties on the date of the reconstitution of the Partnership and will be subject to and operated in accordance with the operating agreements then in effect. If the amount of property as of the date of the reconstitution of the Partnership is not sufficient to satisfy the positive balances in all of the Partners' capital accounts, as so adjusted, Partnership property shall be sold (or distributed) and retained by the new Managing Partner in the manner described above in proportion to the positive balances of the Partners' respective capital accounts.

                  (c) In the event an Investor Partner withdraws from the Partnership, the remaining Investor Partners hereby agree that the Partnership is to be reconstituted immediately. The remaining Investor Partners hereby authorize the Managing Partner to take such action as the Managing Partner deems necessary or appropriate to effect such reconstitution and to continue the business of the Partnership without interruption, including use by the Managing Partner of the power of attorney granted by each remaining Investor Partner pursuant to Section 10.2 to execute on behalf of each such remaining Investor Partner any amendments to this Agreement required for such purpose. The withdrawing Investor Partner will pay all expenses incurred as a result of his withdrawal from the Partnership. The withdrawing General Partner shall remain subject as a General Partner with respect to any liabilities or obligations of the Partnership arising prior to such withdrawal. Upon withdrawal from the Partnership, a General Partner is entitled to continue to receive any distributions to which he is otherwise entitled under this Agreement for the period prior to his withdrawal; however, such General Partner shall not be entitled to receive the fair value of his interest in the Partnership as of the date of such withdrawal based upon his right to share in distributions from the Partnership, and neither the Partnership nor the Managing Partner has any obligation to repurchase any interest in the Partnership from the withdrawing General Partner. The withdrawing General Partner will no longer be entitled to receive any distributions nor shall such General Partner have any rights as an Investor Partner under this Agreement. The Sharing Ratios will be recalculated among the Investor Partners without regard to the withdrawing General Partner's Capital Contribution.

                  (d) In the event the Partnership is reconstituted pursuant to subsection (c), the Partners' capital accounts shall be adjusted by
(i) assuming the sale of all assets of the Partnership for cash at their respective fair market values (as determined by the Managing Partner or an appraiser selected by the Managing Partner) and the payment of all Partnership debts and liabilities as of the date of the reconstitution of the Partnership and (ii) debiting or crediting each such capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales and the hypothetical deductions or losses, if any, resulting from the assumed payment of such debts and liabilities in the same manner as such capital account would be debited or credited on the actual sales of such assets and the actual payment of such debts and liabilities.

                  (e) The distribution of cash or property to the Investor Partners that have elected not to reconstitute the Partnership in accordance with the provisions of this Section 9.3 shall constitute a complete return to each such Investor Partner of his Capital Contributions, to which each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption or acceptance of this Agreement) hereby consents, and a complete distribution to such Investor Partner of his interest in the Partnership and all Partnership property, and no such Investor Partner shall have any recourse against the new or the retiring Managing Partner, the Reconstituted Partnership or any other Investor Partner if the cash or property so distributed or received shall be insufficient to return in full his Capital Contributions.

                  (f) In the event of the bankruptcy of a General Partner which pursuant to the Delaware Act results in the dissolution of the Partnership, each of the remaining Partners hereby agrees that the Partnership shall be reconstituted immediately, and authorizes the Managing Partner to take the actions described in subsection (c) above. The trustee, receiver, or other successor in interest of the bankrupt General Partner (i) will continue to be liable for all of the debts and obligations of such General Partner pursuant to this Agreement, (ii) may become a substituted General Partner only pursuant to the provisions of Section 8.1, (iii) may transfer the Partnership interest of such General Partner only pursuant to the provisions of Article VIII hereof, and
(iv) will not have any right to withdraw the Capital Contribution of such General Partner except as expressly set forth in Section 9.4 of this Agreement.

         Section 9.4 Liquidation and Termination. Upon dissolution of the Partnership (unless it is reconstituted in accordance with Section 9.3), no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets to the Partners. The Managing Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that, if the Managing Partner is not able to serve as liquidator and does not appoint a liquidator within a reasonable time after dissolution, the liquidator shall be a person selected in writing by a Majority in Interest of the Investor Partners. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distribution as provided herein. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the Managing Partner. The liquidator is hereby authorized to take the following action without the further consent or joinder of any
Partner:

                  (a) As promptly as possible after dissolution and again after completion of the liquidation and termination of the Partnership, the liquidator shall cause a proper accounting to be made of the Partnership's assets, liabilities, and operations through the last day of the month in which the dissolution or termination occurs.

                  (b) The liquidator shall pay all of the debts and liabilities of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including but not limited to the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may determine). To the extent cash required for this purpose is not otherwise available, the liquidator may sell assets of the Partnership for cash.

                  (c) After making payment or provision for all debts and liabilities of the Partnership, the liquidator shall sell all properties and assets of the Partnership for cash as promptly as is consistent with obtaining the best price therefor. All gain, loss and amount realized on such sales shall be allocated to the Partners as provided in this Agreement, and the capital accounts of the Partners shall be adjusted accordingly. The liquidator shall then distribute the proceeds of such sales to the Partners to satisfy any positive balances in their capital accounts, as so adjusted.

                  (d) Notwithstanding Section 9.4(c), in the event of a dissolution and liquidation of the Partnership pursuant to an exchange or tender offer, the liquidator may, after making provision for all debts and liabilities of the Partnership, first adjust the capital account of each Partner by (i) assuming the sale of all remaining assets of the Partnership for cash at their respective fair market values (as determined by the liquidator in a manner consistent with the terms of such exchange or tender offer) as of the date of the dissolution of the Partnership and (ii) debiting or crediting each such capital account with such Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets. If such exchange or tender offer is conducted pursuant to a disposition of all or substantially all of the assets of the Partnership or is otherwise binding on the Partners, the liquidator shall distribute all securities or other assets received from the disposition of the Partnership assets to the Partners proportionately based on the Partners' positive capital account balances, as so adjusted.

         In the event of an exchange or tender offer that is not binding upon all Partners, the liquidator shall then exchange for securities offered in the exchange or tender offer oil and gas properties having a fair market value (as determined by the liquidator as provided above) equal to the sum of the positive balances in the capital accounts, as so adjusted, of the Partners who elect to accept the exchange or tender offer. The liquidator shall then distribute such securities to such accepting Partners on a basis reflecting the Partners' respective positive balances, as so adjusted. The Managing Partner shall have, with respect to its Interests, the right to elect to receive a distribution in kind of Partnership oil and gas properties having a fair market value (as determined by the liquidator as provided above) equal to the positive balance in its capital account, adjusted as provided above. The liquidator shall then sell the remaining property and distribute to the Investor Partners who elect not to accept the exchange or tender offer all remaining cash in amounts proportionate to any positive balances in such Partners' capital accounts, as so adjusted. All gain, loss and amount realized on the sale of Partnership oil and gas properties by the liquidator to provide cash for distribution to such Investor Partners shall be allocated to such Investor Partners in the same proportions as the proceeds of such sale are distributed.

                  (e) Any distributions to the Partners in liquidation of the Partnership shall be made by the later of (i) the end of the taxable year in which the liquidation (as such term is defined in Treasury Regulation 1.704-1(b)(2)(ii)(g)) occurs, or (ii) 90 days after the date of such liquidation. No Partner with a deficit balance in his or its capital account after such distribution shall be liable to the Partnership or any other Partner for the amount of such deficit balance.

                  (f) Notwithstanding the foregoing, if upon dissolution of the Partnership any Partner shall be indebted to the Partnership as a result of the failure to make a Capital Contribution required under this Agreement or otherwise, the liquidator shall retain such Partner's share of cash or property that would otherwise be distributed and apply such cash or property and the income therefrom to the liquidation of such indebtedness and the cost of the operation of such assets during the period of such liquidation; provided, if the amount of such indebtedness has not been liquidated pursuant to the above procedure or otherwise paid by such Partner within six months of the dissolution of the Partnership, the liquidator may sell all or any portion of such property at a public or private sale for what is in the sole judgment of the liquidator the best price obtainable. The proceeds of such sale shall be applied to the liquidation of the indebtedness then owing by such Partner, and the balance of such proceeds, if any, shall be distributed to such Partner.

                  (g) The liquidator shall comply with any requirements of the Delaware Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets. The distribution of cash or property to the Partners in accordance with the provisions of this Section 9.4 shall constitute a complete return to the Partners of their Capital Contributions and a complete distribution to the Partners of their interests in the Partnership and all Partnership property, and no Partner shall have any recourse against the Managing Partner or any other Partner if the cash so distributed shall be insufficient to return in full his Capital Contributions.

                                    ARTICLE X
  REPRESENTATIONS AND WARRANTIES OF THE MANAGING PARTNER AND POWER OF ATTORNEY

         Section 10.1 Representations and Warranties of the Managing Partner. The Managing Partner hereby represents, warrants, and agrees as follows:

                  (a) The organization and operation of the Partnership are and will continue to be in accordance with all applicable state statutes related to limited partnerships.

                  (b) No election will be made by the Partnership to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code.

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                  (c)      The Managing Partner now has and will continue to
have substantial assets (in addition to its interest in the Partnership) which can be reached by creditors of the Partnership and is acting and will continue to act as Managing Partner on its own behalf and in no way merely as the agent of the Investor Partners.

         Section 10.2 Power of Attorney. Each Investor Partner by his execution or adoption of this Agreement or a counterpart hereof irrevocably constitutes and appoints the Managing Partner or its authorized agents and successors, each with full power of substitution, the agent and attorney-in-fact of each Investor Partner in the name, place, and stead of such Investor Partner to do any act necessary or, in the opinion of the Managing Partner, appropriate to qualify the Partnership to do business under the laws of any jurisdiction in which it is necessary to file any instrument in writing in connection with such qualification, and to make, execute, swear to, verify, acknowledge, amend, file, record, deliver, and publish any instrument or document which may be necessary or appropriate to carry out the provisions of this Agreement, including without limitation, (a) a counterpart of this Agreement and a certificate of limited partnership, (b) upon conversion of the General Partner Interests in accordance with Section 1.9 any amended certificate of limited partnership or amendments to any certificate of limited partnership required or permitted to be filed or recorded under the statutes relating to limited partnerships under the laws of any jurisdiction in which the Partnership shall engage or seek to engage in business, (c) a counterpart of any amendment to this Agreement for the purpose of (i) converting the General Partner Interests to Limited Partner Interests as contemplated by Section 1.9, or (ii) admitting any substituted Managing Partner or original or substituted Investor Partner or effecting any amendment of this Agreement permitted to be made solely by the Managing Partner pursuant to
Section 9.3 and 11.2, (d) a counterpart of this Agreement or any amendment hereto for the purpose of filing or recording such counterpart in any jurisdiction in which the Partnership may own property or transact business, (e) all certificates and other instruments necessary to qualify or continue the Partnership as a limited partnership or a partnership wherein the Limited Partners have limited liability, in the jurisdictions where the Partnership may own property or be doing business, (f) any fictitious or assumed name certificate required or permitted to be filed by or on behalf of the Partnership, (g) any other instrument which is now or which may hereafter be required by law to be filed for or on behalf of the Partnership which does not increase the obligations of the Investor Partners, (h) any offers to lease, Leases, assignments, and requests for approval of assignments, statements of citizenship, interest and holdings, and any other instruments or communications now or hereafter required or permitted to be filed on behalf of the Partnership or the several Partners of the Partnership in their capacities as such under any law relating to the leasing of government land for oil and gas exploration or production, (i) an authorized certificate or other instrument evidencing the dissolution or termination of the Partnership when such shall be appropriate, in each jurisdiction in which the Partnership shall own property or do business,
(j) all ballots, consents, approvals, or certificates and other instruments appropriate or necessary, in the judgment of the Managing Partner, to make, evidence, give, confirm, or certify any vote, consent, approval, election, agreement, or other action which is made or given hereunder or which is deemed to be made or given hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the judgment of the Managing Partner, to effectuate the terms or intent of this Agreement, and all amendments to this Agreement giving effect to, implementing, adopting or reflecting any such vote, consent, approval, election, agreement, or other action; provided, however, that when any such vote, consent, approval, election, agreement, or other action may be made or given only by a Majority

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in Interest of the Investor Partners, the Managing Partner may exercise the power of attorney granted in this clause (j) only after a Majority in Interest of the Investor Partners has so acted, and (k)any other instruments necessary to conduct the operations of the Partnership which do not increase the obligations of the Investor Partners, and to perform any other duty or function necessary to conduct the business and operations of the Partnership pursuant hereto. The existence of such power of attorney shall not preclude execution of any such instrument by an Investor Partner individually on any such matter. The power of attorney granted herein is irrevocable and shall survive the assignment or transfer by an Investor Partner of all or any part of his interest in the Partnership and, being coupled with an interest, shall survive the death, incompetency, incapacity, dissolution or termination of any Investor Partner. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument executed by such agent and attorney-in-fact is authorized, valid and binding without further inquiry. This Agreement shall be controlling in the event of any conflict between the terms and provisions of this Agreement and any document executed, filed or recorded by the Managing Partner pursuant to the power of attorney granted herein.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Notices. All notices, elections, demands, or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) registered or certified United States mail, postage prepaid, or
(iv) prepaid telegram, telex, or telecopier facsimile (provided that such telegram, telex, or telecopier facsimile is confirmed by expedited delivery service or by mail in the manner previously described), sent to the respective addresses specified in Section 1.5, and shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of delivery at the address and in the manner provided herein. Any Investor Partner may change his address by giving notice in writing to the Managing Partner of his new address, and the Managing Partner may change its address by giving notice in writing of its new address to the Investor Partners.

         Section 11.2 Amendment. In addition to the right of the Managing Partner to amend this Agreement as provided below, any change, modification, or amendment to this Agreement shall be effective if made by an instrument in writing duly executed by a Majority in Interest of the Investor Partners. Notwithstanding the foregoing, with respect to any change, modification, or amendment to this Agreement which would (a) increase the liability or duties of any of the Partners, (b) change the contributions required of any of the Partners, (c) provide for any reallocation of profits, losses, or deductions to the detriment of a Partner, (d) establish any new priority in one or more Partners as to the return of Capital Contributions or as to profits, losses, deductions, or distributions to the detriment of a Partner, or (e) cause the Partnership to be taxed as a corporation, such change, modification or amendment shall not be binding on such Partner unless contained in a written instrument duly executed by such Partner. With respect to any change, modification, or amendment to this Agreement which would change the name of the Partnership or the location of the principal place of business of the Partnership or of the Managing Partner, admit new or substituted Investor Partners, modify the Managing Partner's interest in the Partnership as the result of a transfer of a portion thereof pursuant to Section 8.2, Section 8.6 or Section 9.3, or cure

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any ambiguity, formal defect, or omission or correct or supplement any provision contained herein that may be inconsistent with any other provision contained herein, any change, modification or amendment which the Managing Partner determines does not adversely affect the Investor Partners in any material respect, and any change, modification, or amendment which the Managing Partner believes is necessary or advisable to ensure that the Partnership is not and will not be treated as an association taxable as a corporation for federal income tax purposes or to conform with changes in applicable tax law (provided such changes do not have a material adverse effect on the Investor Partners), and any other changes, modifications, or amendments similar to any one or more of the foregoing, such change, modification, or amendment may be contained in a written instrument executed solely by the Managing Partner, provided that the Managing Partner notifies the Investor Partners of such change, modification, or amendment.

         Section 11.3 Partition. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to Partnership property.

         Section 11.4 Entire Agreement. This Agreement, the Program Agreement, and the Subscription Documents executed by the Investor Partners constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings.

         Section 11.5 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is determined to be invalid, illegal, or unenforceable for any reason whatsoever, such invalidity, illegality, or unenforceability shall not affect the validity, legality, and enforceability of the remainder of this Agreement.

         Section 11.6 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         Section 11.7 Evidence of Interest. At the sole option of the Managing Partner, an Interest may be evidenced by a certificate in a form approved by the Managing Partner. The Managing Partner shall not be required to issue any such certificates, and, if such certificates are issued to any Investor Partner, the Managing Partner shall not be required to issue similar certificates to all Investor Partners.

         Section 11.8 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of Delaware, except that (a) any laws of the State of Delaware regarding choice or conflicts of law shall not be applied if the result would be the application of a procedural or substantive law of another state or other jurisdiction and (b) certain rights of the Investor Partners may be governed by the laws of their state of residence.

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         Section 11.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that no Partner may sell, assign, transfer, or otherwise dispose of all or any part of his rights or interest in the Partnership or under this Agreement except as provided in Article VIII.

         Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document. The signature of any Investor Partner on the Subscription Documents shall constitute the execution of this Agreement by such Investor Partner.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MANAGING PARTNER

                                       MEWBOURNE DEVELOPMENT CORPORATION

                                       By:______________________________________
                                       Its:Chief Financial Officer and Treasurer

                                       ORGANIZATIONAL PARTNER

                                       _________________________________________
                                       Curtis W. Mewbourne

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